EXHIBIT 10(h)(1) - Loan Agreement

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                              LOAN AGREEMENT

                                between

                         BANK ONE, TEXAS, N.A.

                                  and

                       SHOWBIZ PIZZA TIME, INC.


                      --------------------------

                       dated as of June 27, 1995

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      LOAN AGREEMENT, dated as of June 27, 1995, between SHOWBIZ
PIZZA TIME, INC., a Kansas corporation ("Company"), and BANK ONE, TEXAS, N.A., as lender hereunder and as issuer of Letters of Credit (capitalized terms are defined in Article I hereto) ("Bank One").

      WHEREAS, the Company has applied to Bank One for, and Bank One is willing to, among other things, provide for, a revolving credit facility and secured and unsecured letter of credit facilities, upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, on the basis of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               ARTICLE I
                              DEFINITIONS

      SECTION 1.1. Defined Terms. As used in this Agreement, the terms defined in the recitals hereto shall have the respective meanings ascribed thereto in said recitals and the following terms shall have the following respective meanings:

           "Adjusted LIBO Rate" shall mean, with respect to any Interest Period applicable to any LIBO Rate Loan, the rate of interest per annum, as determined by Bank One, equal to the quotient (rounded to the nearest 1/100 of 1.00% or, if there is no nearest 1/100 of 1.00%, then to the next higher 1/100 of 1.00%) obtained by dividing the LIBO Base Rate by an amount equal to the result obtained by subtracting the Eurodollar Reserve Percentage (expressed as a decimal) from 1.00. The Adjusted LIBO Rate shall be adjusted automatically on and as of the opening of business on the effective date of any change in the Eurodollar Reserve Percentage.

           "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owing or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, indirectly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

           "Agreement" shall mean this Loan Agreement, as the same may be amended and supplemented from time to time.

           "Applicable Margin" shall mean, at all times during the applicable periods or portions thereof, (i) unless an Event of Default has occurred and is continuing, (A) 0.50% per annum with respect to Prime Rate Loans and (B) 3.00% per annum with respect to LIBO Rate Loans, and (ii) during the continuance of an Event of Default and prior to the earlier of Maturity or the expiration of the applicable Interest Period, if any, (A) 2.50% per annum with respect to Prime Rate Loans and (B) 5.00% per annum with respect to LIBO Rate Loans.

           "Asset Sale" shall mean any direct or indirect sale, transfer, lease (as lessor), loan or other disposition of any property or assets.

           "Banking Day" shall mean any Business Day other than a day on which commercial banks are required or authorized by law to be closed in London, England.

           "Board" shall mean the Board of Governors of the Federal Reserve System.

           "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

           "Capitalized Lease Obligations" shall mean with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

           "Change of Control" shall mean (a) the acquisition through purchase or otherwise (including the agreement to act in concert with more), by any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) directly or indirectly, in one or more transactions, of the beneficial ownership or control of securities representing more than 25% of the combined voting power of the Company's Voting stock or (b) the acquisition by an Person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), of the power (whether or not exercised) to elect a majority of the Board of Directors of the Company. For purposes of this definition, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Securities and Exchange Commission adopted pursuant to the Exchange Act.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

           "Commitments" shall mean the Revolving Credit
      Commitment, the Secured LC Commitment and the Unsecured
      LC Commitment as from time to time in effect.

           "Commitment Period" at any date shall mean the period from and including the Effective Date to, but excluding, the Termination Date.

           "Confidential Information" shall mean information delivered to Bank One by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the other Loan Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Bank One as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to Bank One prior to the time of such disclosure,
      (b) subsequently becomes publicly known through no act or omission by Bank One or any person acting on its behalf,
      (c) otherwise becomes known to Bank One other than through disclosure by the Company or any Subsidiary or
      (d) constitutes financial statements delivered to Bank One under Section 6.1 hereof that are otherwise publicly available.

           "Consolidated Capitalization" shall mean, at any date, the sum of (a) Consolidated Indebtedness plus (b) Consolidated Net Worth plus (c) deferred tax liabilities (if any), all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

           "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (i) the sum of (A) EBITDA for such period, plus (B) Consolidated Operating Lease Rental for such period to (ii) the sum of (A) Consolidated Interest Expense for such period plus (B) Consolidated Operating Lease Rentals for such period.

           "Consolidated Indebtedness" shall mean, at any date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

           "Consolidated Interest Expense" shall mean for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense).

           "Consolidated Net Income" shall mean for any period means the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

           (i)  the proceeds of any life insurance policy,

           (ii) any gains arising from (a) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (b) any write-up of assets or (c) the acquisition of outstanding securities of the Company or any Subsidiary,

           (iii) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

           (iv) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary acquired prior to its becoming a Subsidiary,

           (v) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

           (vi) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

           (vii)  any extraordinary gains not covered by clause
      (ii) above.

           "Consolidated Net Worth" shall mean, at any date, on a consolidated basis for the Company and its Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus
      (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of capital stock constituting treasury stock, capital stock subscribed for and unissued, deferred compensation and other contra-equity accounts, all determined in accordance with GAAP.

           "Consolidated Operating Lease Rentals" shall mean, for any period, the sum of the rental and other obligations required to be paid by the Company and its Subsidiaries as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, all determined on a consolidated basis in accordance with GAAP.

           "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

           "Disclosure Documents" has the meaning provided in
      Section 4.3 hereof.

           "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

           "EBITDA" shall mean, for any period, Consolidated Net Income plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense,
      (b) depreciation and amortization expenses (including amortization of deferred compensation) and other non-cash charges, (c) income and profits taxes and (d) extraordinary losses (if any) of the type described in clauses (ii) through (vii) of the definition of "Consolidated Net Income" that are deducted in determining Consolidated Net Income for such period.

           "Effective Date" of this Agreement shall mean the date on which (i) counterparts of this Agreement executed and delivered by the parties hereto shall have been received by Bank One and (ii) the conditions precedent set forth in Article V hereto shall have been satisfied or waived in writing by Bank One.

           "Eligible Affiliate" shall mean, as of any date of determination, any Affiliate of the Company (other than a Subsidiary) that would qualify as a Subsidiary if the Company were to exercise its then existing rights to acquire additional Voting Stock in such Affiliate; provided, however, that, as of the date hereof, "Eligible Affiliate" shall include all entities listed on Schedule
      4.4 hereto under the caption "Subsidiaries" that do not qualify as a Subsidiary.

           "Eligible LC Collateral" shall mean, with respect to any Letter of Credit, Short Term Investments (i) in an aggregate face amount (reduced for any unaccreted discount) at least equal to 100% of the stated amount of such Letter of Credit, and (ii) of a type and issuer and maturing on or before a date or dates satisfactory to Bank One in its discretion.

           "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

           "ERISA" means the Employee Retirement Income
      Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

           "ERISA Affiliate" means any trade or business
      (whether or not incorporated) that is treated as a single employer together with the company under Section 414 of the Code.

           "Eurodollar Reserve Percentage" shall mean, with respect to the calculation of the Adjusted LIBO Rate, the percentage (expressed as a decimal) that is in effect on each date included in such calculation, as prescribed by the Board for determining the maximum reserve requirement (including without limitation by basic, marginal, special, supplemental or emergency reserves and determined without benefit of any credits for proration, exceptions, or offsets that may be available from time to time) for a member bank of the Federal Reserve System applicable to Eurocurrency funding by such member bank, currently referred to as "Eurocurrency liabilities" in Regulation D of the Board (or in respect of any other category of liabilities, which includes deposits by reference to which the interest rate on LIBO Rate Loans is determined, or any category of extensions of credit or other assets, including loans by a non-United States office of Bank One to United States residents).

           "Event of Default" shall mean any of the events specified in Section 9.1 hereof.

           "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

           "Governmental Authority" means

                (a)   the government of

                      (i)  the United States of
                America or any Sate or other
                political subdivision thereof, or

                      (ii) any jurisdiction in which
                the company or any Subsidiary
                conducts all or any part of its
                business, or which asserts
                jurisdiction over any properties of
                the Company or any Subsidiary, or

                (b)   any entity exercising executive,
           legislative, judicial, regulatory or
           administrative functions of, or pertaining to, any such government.

           "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

                (a)   to purchase such Indebtedness or
           obligation or any property constituting
           security therefor;

                (b)   to advance or supply funds (i) for
           the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other
           Person or otherwise to advance or make
           available funds for the purchase or payment of such Indebtedness or obligation;

                (c)   to lease properties or to purchase
           properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                (d)   otherwise to assure the owner of
           such Indebtedness or obligation against loss in respect thereof.

      In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

           "Hazardous Materials" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

           "Indebtedness" with respect to any Person means, at any time, without duplication,

                (a)   its liabilities for borrowed money,

                (b)   its liabilities for the deferred
           purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

                (c)   its Capitalized Lease Obligations,

                (d)   all liabilities for borrowed money
           secured by any Lien with respect to any
           property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities),

                (e)   all its liabilities in respect of
           letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

                (f)   Swaps of such Person, and

                (g)   any Guaranty of such Person with
           respect to liabilities of a type described in any of clauses (a) through (f) above.

      Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

           "Initial Revolving Credit Loan" shall mean the
           Revolving Credit Loan or Loans made by Bank
           One to the Company on the Effective Date.

           "Initial Term" shall mean period from the Effective
      Date to and including June 27, 1997.

           "Interest Period" shall mean, with respect to a LIBO Rate Loan, a period of borrowing commencing on and including the date of advance, continuation or conversion and ending on the numerically corresponding date that is one, two, three or six months thereafter, as set forth in the Loan Request, during which such Loan bears interest at a particular fixed rate based on the Adjusted LIBO Rate. Notwithstanding the foregoing:

                      (A).      if the numerically
                corresponding date in the
                appropriate month is not a Bank Day,
                such Interest Period shall be
                extended to the next succeeding day
                that is a Banking Day unless such
                day falls in the succeeding calendar
                month, in which event such Interest
                Period shall end on the first
                preceding day that is a Banking Day;

                      (B).  if there is no
                numerically corresponding date in
                the appropriate month, such Interest
                Period shall end on the last Banking
                Day in such month, and

                      (C).  in no case shall an
                Interest Period end on a date
                subsequent to the Termination Date.

           "Investment" in any Person shall mean any loan, advance, or extension of credit to or for the account of; any guaranty, endorsement or other direct or indirect contingent liability in connection with the obligations, capital stock or dividends of; any ownership, purchase or acquisition of any assets, business, capital stock, obligations or securities of; or any other interest in or capital contribution to; such Person.

           "Letter of Credit" shall mean a standby letter of credit issued by Bank One pursuant to and in accordance with Section 2.15

           "Letter of Credit Application" shall have the meaning set forth in Section 5.3.

           "LIBO Base Rate" shall mean, with respect to any Interest Period, the rate, determined by Bank One, as the rate per annum (rounded to the nearest 1/100 of 1.00% or, if there is no nearest 1/100 of 1.00%, then to the next higher 1/100 of 1.00%) at which deposits in Dollars are offered in an amount comparable to the principal amount of the LIBO Rate Loan and having a scheduled maturity comparable to such Interest Period (as set forth in the Loan Request) for delivery in immediately available funds on the first day of such Interest Period on the display designated as "Page 3750" on Telerate Access Service (or such other display as may replace Page 3750 on Telerate Access Service) as of 11:00 a.m., London time, on the date that is two Banking Days preceding such Interest Period; and if such rate does not appear on Telerate Page 3750 (or such other display), the rate for that Interest Period will be determined on the basis of rates on which deposits in Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two Banking Days preceding the commencement of the Interest Period to prime banks in the London interbank market in an amount comparable to the principal amount of the LIBO Rate Loan and having a scheduled maturity comparable to such Interest Period (as set forth in the Loan Request) for delivery in immediately available funds on the first day of such Interest Period. Bank One will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at lease two such quotations are provided, the rate for that Interest Period will be the arithmetic means of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Bank One, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in Dollars to leading European banks in an amount comparable to the principal amount of the LIBO Rate Loan and having a scheduled maturity comparable to such Interest Period (as set forth in the Loan Request) for delivery in immediately available funds on the first day of such Interest Period.

           "LIBO Rate Loan" shall mean a Revolving Credit Loan bearing interest during an Interest Period applicable to such Revolving Credit Loan at a rate or rates determined by reference to the Adjusted LIBO Rate.

           "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

           "Loan Documents" shall mean and include this Agreement, the Revolving Credit notes, any Loan Request and any Letter of Credit Application.

           "Loan Request" shall mean a request for one or more Revolving Credit Loans, as the case may be, or for the continuation or conversion of Revolving Credit Loans, substantially in the form of Exhibit B hereto, executed by a Responsible Officer on behalf of the Company.

           "Material" shall mean material in relation to the business, operations, affairs, financial condition, profits, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

           "Material Adverse Affect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, profits, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the company to perform its obligations under this Agreement and the other Loan Documents or (c) the validity or enforceability of this Agreement or the Loan Documents.

           "Memorandum" has the meaning provided in Schedule
      4.3 hereof.

           "Minority Affiliate" shall mean each entity listed on Schedule 4.4 hereto under the caption "Affiliates".

           "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section
      4001(a)(3) of ERISA).

           "Note(s)" or "Revolving Credit Note(s)" shall mean the promissory note(s) of the Company referred to in
      Section 2.2 hereof and shall include any replacement(s) therefor issued pursuant to Section 10.17 hereof.

           "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

           "Participant" shall mean any financial institution or other Person now or hereafter participating by contract directly or indirectly in the rights and/or obligations of Bank One under this Agreement, the Commitments, any Letter of Credit or any Revolving Credit
      Loan.

           "PBGC" shall mean the Pension Benefit Guaranty
      Corporation referred to and defined in ERISA or any successor thereto.

           "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

           "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

           "Prime Rate" shall mean the annual rate of interest announced by Bank One from time to time as its "Texas base rate" in effect at its principal office in the Dallas, Texas. The Prime Rate is determined as a means of pricing for United States based customers and is not directly fixed to any external rate of interest or index, nor is it necessarily the lowest rate of interest charged by Bank One at any given time for any particular class of customers or credit extensions.

           "Prime Rate Loan" shall mean, as of any date of determination, a Revolving Credit Loan bearing interest, as of such date of determination, at a variable rate of interest determined by reference to the Prime Rate.

           "Prohibited Payment" shall mean with respect to any Person (the "Referenced Person") any of the following when paid (or when the proceeds of which are paid) by or on behalf of the Referenced Person to any other Person:

                (i)   any defeasance, redemption,
           repurchase or other acquisition or retirement for value prior to scheduled maturity of any Indebtedness (A) ranked subordinate in right of payment to the Revolving Credit Notes or
           (B) having a maturity date subsequent to the maturity of the Revolving Credit Notes,

                (ii) any expenditure or the incurrence of any liability to make any expenditure for any Restricted Investment, or

                (iii)  the payment of any principal of,
           interest on, or any amounts due in respect of, any Indebtedness not permitted by Section 8.4 hereof.

           "Property" or "property" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

           "Reference Banks" means four major banks in the London interbank market, selected by Bank One.

           "Renewal Term" shall mean each successive one-year period after the Initial Term during which the Commitments of Bank One shall have been extended in accordance with the provisions of Section 2.11 hereof.

           "Responsible Officer" means any Senior Financial
      Officer and any other officer of the Company with responsibility for the administration of the relevant portion of any Loan Document.

           "Restricted Investment" shall mean any Investment, to the extent it does not constitute (i) a Short Term Investment, (ii) an Investment in a Subsidiary or an Eligible Affiliate or a Minority Affiliate, (iii) an Investment in a Person as a result of which such Person becomes a Subsidiary or Eligible Affiliate or a Minority Affiliate, (iv) an Investment made in the ordinary course of business in a franchisee or licensee, or (v) a guaranty of certain obligations related to restaurant building and equipment leases entered into in the ordinary course of business, provided, however, that Investments in Minority Affiliates in excess of $5,000,000 outstanding at any one time shall constitute Restricted Investments.

           "Revolving Credit Commitment" shall mean an amount equal to $5,000,000 less the Unsecured LC Exposure Amount, as the same may be reduced from time to time or terminated pursuant to Section 2.4, 2.11 or 9.1 hereof.

           "Revolving Credit Loan" or "Loan" shall mean a loan or advance made pursuant to Section 2.1 hereof.

           "Revolving Credit Loans" or "Loans" shall mean, collectively, the Revolving Credit Loans from time to time outstanding and unpaid.

           "Secured LC Commitment" shall mean an amount equal to $2,000,000, as the same may be reduced from time to time or terminated pursuant to Sections 2.4, 2.11 or 9.1 hereof.

           "Secured Letters of Credit" shall mean one or more Letters of Credit, having an aggregate stated amount not in excess of the Secured LC Commitment, in respect of which the Company has pledged Eligible LC Collateral upon terms satisfactory to Bank One in its discretion.

           "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

           "Short Term Investment" shall mean an Investment in

                (i)   direct obligations of the United
           States of America, or obligations of any instrumentality or agency thereof;

                (ii)  demand deposits in, negotiable
           certificates of deposit issued by, or
           negotiable bankers' acceptances (eligible for discount at Federal Reserve Banks) of, or repurchase agreements in respect of obligations described in clause (i) with, Bank
           One or any bank or trust company organized under the laws of the United States of America or any State thereof having capital and surplus of not less than $250,000,000; and

                (iii)  readily marketable commercial
           paper which, at the time of acquisition, is rated at least A-1 by Standard & Poor's
           Corporation or P-1 by Moody's Investor
           Services, Inc.;

      provided, that all of such Investments described in clauses (i), (ii) and (iii) shall be payable in Dollars and shall mature within twelve months after the date of acquisition thereof.

           "Solvent" shall mean, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions to which it is about to engage and is able to pay its debts as they mature and owns property and other assets having a value both at fair valuation and at present fair salable value, greater than the amount required to pay its debts (including contingencies).

           "Subsidiary" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

           "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purpose of the Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

           "Termination Date" shall mean the earlier of (i) the date on which this Agreement shall terminate in accordance with the provisions of Section 211 hereof or
      (ii) the Business Day, if any, on which the Commitments of Bank One are terminated in accordance with Section 2.4 or 9.1 hereof.

           "Unsecured LC Commitment" shall mean an amount equal to the lesser of (i) $2,000,000 or (ii) the amount by which the aggregate principal amount of Revolving Credit Loans then outstanding is less than the Revolving Credit Commitment, as the same may be reduced from time to time or terminated pursuant to Sections 2.4, 2.11 or 9.1 hereof.

           "Unsecured LC Exposure Amount" shall mean an amount equal to (i) the amount available to be drawn under all outstanding Letters of Credit (other than Secured Letters of Credit) plus (ii) all amounts drawn under any Letter of Credit (other than a Secured Letter of Credit) to the extent such amounts have not been converted into Revolving Credit Loans.

           "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

           "Wholly-Owned Subsidiary" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

      SECTION 1.2. Other Definitional Provisions. (a) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa.

      (b) The words "hereof", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement, the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement, and Article, Section, schedule, exhibit, annex and like references are to this Agreement unless otherwise specified.

      (c) Any defined term which relates to a document shall include within its definition any amendments, modifications, renewals, restatements, extensions, supplements, or substitutions which may have been heretofore or may be hereafter executed in accordance with the terms thereof and hereof.

      (d) References in this Agreement to particular sections of the Code, ERISA or any other legislation shall be deemed to refer also to any successor sections thereto or other resignations for codification purposes.

      (e) All terms defined in the Uniform Commercial Code and not otherwise defined or modified herein shall have the same respective meanings as are given to such terms therein.


                              ARTICLE II
              AMOUNT AND TERMS OF REVOLVING CREDIT LOANS
                         AND LETTERS OF CREDIT
                -------------------------------------


      SECTION 2.1. Commitments and Revolving Credit Loans. Subject to the terms and conditions of this Agreement, Bank One agrees to make one or more Revolving Credit Loans to the Company from time to time during the commitment Period in an aggregate amount at any one time outstanding not to exceed its Revolving Credit Commitment. During the Commitment Period, the Company may borrow, prepay and reborrow the Revolving Credit Loans, all in accordance with the terms and conditions hereof; provided, however, that in no event will Bank One be obligated to lend more than its Revolving Credit Commitment.

      SECTION 2.2. Revolving Credit Notes. (a) The Revolving Credit Loans shall be evidenced by a Revolving Credit Note of the Company, in substantially the form of Exhibit A hereto, payable to the order of Bank One and representing the obligation of the Company to pay the lesser of (i) the Revolving Credit Commitment of Bank One and (ii) the aggregate principal amount of the Revolving Credit Loans from time to time outstanding, together with interest thereon. Bank One is hereby authorized to endorse the date, amount and Loan type of each Revolving Credit Loan, the Interest Periods during which such Revolving Credit Loan is a LIBO Rate Loan, and each payment or prepayment of principal thereof on the schedule (including additional pages thereto added by Bank One as required) annexed to and constituting a part of its Revolving Credit Note, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that the failure of Bank One to insert any such date or amount or other information on such schedule shall not in any manner affect the obligation of the Company to repay any Revolving Credit Loans in accordance with the terms of this Agreement.

      (b) Each Revolving Credit Note shall (i) be dated the Effective Date, (ii) be payable on the Termination Date, and (iii) bear interest, subject to the provisions of Section 10.13 hereof, until its due date (whether at stated maturity, by acceleration, declaration or otherwise), on the principal amount thereof from time to time outstanding at an annual rate elected by the Company in accordance with the notice provisions set forth in Section 2.3 hereof, equal to the sum of the Applicable Margin plus the Adjusted LIBO Rate or the Prime Rate. In any case, such rate of interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Bank One agrees to notify the Company of any change in the Prime Rate within 10 Business Days following the adoption of such change; provided, however, that any failure of Bank One to give such notice to the Company shall not in any manner affect the interest rate otherwise payable pursuant to the provisions hereof or any obligation or liability of the Company hereunder or in connection herewith, nor shall Bank One have any liability whatsoever with respect to, or as a result of, any such failure to give such notice.

      (c) Interest accrued on each Loan shall be payable, without duplication, on:

           (i)  the maturity of such Loan;

           (ii) with respect to the portion of the outstanding principal amount of all Revolving Credit Loans maintained as Prime Rate Loans, the first Business Day of each calendar quarter, payable quarterly and in arrears, commencing with the first such date following the date of the making of such Revolving Credit Loans as, or their conversion into, Prime Rate Loans; and

           (iii) with respect to the portion of the outstanding principal amount of all Revolving Credit Loans maintained as LIBO Rate Loans, the last day of each applicable Interest Period and, in connection with any such Revolving Credit Loan having a six-month Interest Period, the day that would be the last day of a three-month Interest Period commencing on the same day as such six-month Interest Period commences.

      (d)  The unpaid principal balance of the Revolving Credit
Notes shall bear interest from and including its due date (whether at stated maturity, by acceleration, declaration or otherwise) until paid at the rate specified in Section 2.7 hereof.

      (e) Bank One may charge any account of the Company maintained at Bank One for any amounts due to Bank One under the Loan
Documents, including principal of or interest on the Revolving
Credit Notes.

      SECTION 2.3. Procedure for Borrowings and Conversions.(a) Borrowings. Subject to the limitations applicable to Interest Periods for LIBO Rate Loans, the Company may borrow Revolving Credit Loans on any Business Day (in the case of LIBO Rate Loans, on any Banking Day) during the Commitment Period; provider, however, that the Company shall give Bank One irrevocable written notice in the form of a Loan Request (which may be sent via teletransmission) as follows:

           (A) in the case of a borrowing of a Revolving Credit Loan as a Prime Rate Loan, on or before 12:30 p.m., prevailing Dallas, Texas time, on the requested borrowing date (or irrevocable oral notice on or before 12:30 p.m., prevailing Dallas, Texas time, on such date confirmed in a Loan Request (which may be sent via teletransmission) no later than 3:00 p.m., prevailing Dallas, Texas time on the borrowing date); and

           (B) in the case of a borrowing of a Revolving Credit Loan as a LIBO Rate Loan, on or before 3:00 p.m., prevailing Dallas, Texas time, on the third Banking Day preceding the first day of the requested Interest Period (or irrevocable oral notice on or before 3:00 p.m., prevailing Dallas Time, on such date confirmed in a Loan Request (which may be sent via teletransmission) no later than 5:00 p.m., prevailing Dallas, Texas time, on such third banking Day preceding the first day of the requested Interest Period).

If the Company furnishes a Loan Request to Bank One, but no election is made as to either the Loan type or Interest Period to be applicable thereto, the Revolving Credit Loan will be made as a Prime Rate Loan. Each borrowing of a given Loan type shall be in an aggregate principal amount, together with Revolving Credit Loans of the same Loan type to be continued as such and Revolving Credit Loans of other Loan types to be converted to such Loan type on the same Business Day, of at least $300,000 or any integral multiple of $100,000 in excess thereof.

      (b) Continuations and Conversions. Subject to the limitations applicable to Interest Periods for LIBO Rate Loans, the Company may continue any LIBO Rate Loan as such for an additional Interest Period or convert any Revolving Credit Loan of a given Loan type into a Revolving Credit Loan of a different Loan type on any Business Day (in the case of LIBO Rate Loans to be continued or converted, on any Banking Day) during the Commitment Period; provided, however, that:

           (i) the Company shall give Bank One irrevocable written notice in the form of a Loan Request in the manner and by the applicable time specified in Section 2.3(a) hereof for the borrowing of a Revolving Credit Loan of the Loan type to be converted to or continued and, if applicable, the Interest Period therefor;

           (ii) in the case of the continuation of less than all of the outstanding Revolving Credit Loans of a given Loan type on the same Business Day, the aggregate principal amount of Revolving Credit Loans of such Loan type to be continued as such, together with any Revolving Credit Loans to be made as or converted to the same Loan type on such Business Day, shall not be less than $300,000 or any integral multiple of $100,000 in excess thereof;

           (iii) in the case of the conversion of less than all of the outstanding Revolving Credit Loans of a given Loan type to another Loan type on the same Business Day, the aggregate principal amount of Revolving Credit Loans of such Loan type to be converted to another Loan type, together with any Revolving Credit Loans of such other Loan type to be made or continued as such on such Business Day, shall not be less than $300,000 or any integral multiple of $100,000 in excess thereof;

           (iv) LIBO Rate Loans may be converted only at the end of the then applicable Interest Period;

           (v) no LIBO Rate Loan may be continued as such, nor may any Revolving Credit Loan be converted to a LIBO Rate
      Loan, for less than the minimum applicable Interest
      Period therefor; and

           (vi) no LIBO Rate Loan may be continued as such, nor may any Revolving Credit Loan be converted to a LIBO Rate Loan, if any Default or Event of Default shall have occurred and be continuing as of any date during the period commencing on the date the Loan Request is required to be submitted to Bank One and ending on the first day of the requested Interest Period.

If the company fails, in connection with the expiration of an Interest Period applicable to a Revolving Credit Loan that is a LIBO Rate Loan, to furnish a Loan Request to Bank One for the continuation or conversion thereof or fails to elect a Loan type or permitted Interest Period therefor, or if the continuation or conversion of Revolving Credit Loans as LIBO Rate Loans is prohibited due to the occurrence and continuance of a Default or Event of Default, such Revolving Credit Loan (unless prepaid in accordance with the provisions of Section 2.5 hereof or accelerated in accordance with Section 9.1 hereof) shall be converted automatically to a Prime Rate Loan as of the expiration of the then applicable Interest Period.

      SECTION 2.4. Termination and Reduction of Commitments. The Company shall have the option to terminate, and from time to time to reduce permanently, the Commitments of Bank One, upon irrevocable written notice to Bank One at least three Business Days prior to the date of termination or reduction, as the case may be, specifying such date, whether a termination or reduction is being requested and, if a reduction is being requested, the amount thereof. On the date specified in such notice such termination or reduction shall be effected; provided that

           (i) in the case of a termination, such termination is accompanied by prepayment of the Revolving Credit Loans in full, the reimbursement of all outstanding drawings under Letters of Credit, and the cash collateralization in full of all undrawn amounts under outstanding Letters of Credit that are not surrendered to Bank One, together with accrued and unpaid interest thereon and accrued and unpaid fees in respect of the Commitments, and

           (ii) in the case of any reduction, such reduction is accompanied by prepayment of the Revolving Credit Loans and/or the surrender of Letters of Credit to the extent (if any) that the aggregate principal amount of (A) the Revolving Credit Loans, plus (B) unreimbursed drawings under Letters of Credit (other than Secured Letters of Credit) plus (C) undrawn amounts under outstanding Letters of Credit (other than Secured Letters of Credit) exceeds the amount of the Revolving Credit Commitment or the Unsecured LC Commitment as then reduced or that the aggregate principal amount of (A) unreimbursed drawings under Secured Letters of Credit plus (B) undrawn amounts under outstanding Secured Letters of Credit exceeds the amount of the secured LC Commitment as then reduced.

Any reduction of the Commitments shall be in an aggregate amount of $500,000 or integral multiple thereof. Upon any termination of the Revolving Credit Commitment, the Secured LC Commitment and the Unsecured LC Commitment shall terminate automatically, provided, however, that a termination of either or both of the Secured LC Commitment and the Unsecured LC Commitment shall have no automatic effect upon the Revolving Credit Commitment or upon any other Commitment not so expressly terminated. Upon termination of the Commitments pursuant to this Section 2.4 and upon payment of all amounts due by the Company to Bank One hereunder or under any Loan Documents and the prepayment in full, pursuant to Section 2.5 hereof, of all such amounts, the obligations of the parties hereto, except as otherwise provided herein (including without limitation as to collateralization of Letters of Credit that remain outstanding and fees applicable to the maintenance thereof, to drawings thereunder, or to amendments thereof), shall be deemed terminated; provided, however, that this Agreement shall continue to be effective or be reinstated, as the case may be, if any payment hereunder or in connection herewith is at any time rescinded or must otherwise be returned as a result of the bankruptcy, insolvency or reorganization of the Company or otherwise, all as if such payment had not been made.

      SECTION 2.5. Voluntary Prepayments. The Company from time to time may prepay Loans, in whole or in part, without premium or penalty, upon irrevocable written notice to Bank One given at least as early before the proposed date of such prepayment as the corresponding time specified in Section 2.3(a) hereof for notice of the borrowing of a Revolving Credit Loan of the Loan type to be prepaid, specifying the date of prepayment and the amount of the prepayment; provided, however, that (i) each partial prepayment of a Revolving Credit Loan shall be in an aggregate amount not less than $100,000 or any integral multiple of $100,000 in excess thereof and (ii) the company may not prepay any LIBO Rate Loan prior to the last day of the Interest Period therefor. If any such notice is given, the amount specified in such notice shall be due and payable in the manner and by the time provided in Section 3.3 hereof on the date specified in such notice, together with accrued interest thereon to such date as provided Section 2.2(c) hereof. Any such prepayment of a Revolving Credit Loan may be reborrowed, subject to the terms and conditions of this Agreement, from time to time.

      SECTION 2.6. Mandatory Prepayments. If, at any time, the aggregate outstanding principal balance of the Revolving Credit Loans exceeds the Revolving Credit Commitments, the Company shall make a prepayment of Revolving Credit Loans in the amount of such excess (rounded upwards to the next higher integral multiple of $100,000), together with accrued interest thereon to the date of prepayment as provided in Section 2.2(c) hereof. IN connection with any such mandatory prepayment, the Company shall prepay Prime Rate Loans first and LIBO Rate Loans second.

      SECTION 2.7. Interest on Delinquent Payments. All unpaid amounts due under the Revolving Credit Notes or the terms of this Agreement that are not paid when due (including, to the extent permitted by law, unpaid interest on the Revolving Credit Notes) shall bear interest, subject to the provisions of Section 10.13 hereof, from and including its due date until paid in full (whether before or after the occurrence of any Event of Default described in Sections 9.1(g) and 9.1(h) hereof) at an annual rate equal to the sum of (i) 2.50% plus (ii) the Prime Rate. Such rate of interest shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall change when and as the Prime Rate is changed, and any such change in the Prime Rate shall become effective at the opening of business on the day on which such change is adopted.

      SECTION 2.8. Increased Costs. In the event any applicable existing or future law, regulation, guideline, treaty or directive or condition or interpretation thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law), by any Governmental Authority charged with the administration or interpretation thereof, or any change in any of the foregoing, which:

           (i) subjects Bank One or any Participant to any tax with respect to its Commitments or any Revolving Credit Loans or Letters of Credit (other than any tax on the overall net income of Bank One or such Participant no matter in what jurisdiction) or any participation therein; or

           (ii) changes the basis of taxation of payments to Bank One or any Participant of principal of and/or interest on the Revolving Credit Loans or its Commitments and/or fees and other amounts payable hereunder (other than any tax on the overall net income of Bank One or such Participant no matter in what jurisdiction); or

           (iii) imposes, modifies or deems applicable or results in the application of or increases any reserve, special deposit, or similar requirement against extensions of credit or any deposits or other liabilities taken or entered into by Bank One or any Participant (based upon Bank One's or such Participant's reasonable allocation of the aggregate of such requirements); or

           (iv) imposes upon Bank One or any Participant any other condition with respect to its Commitments, the Revolving Credit Loans, the Letters of Credit, this
      Agreement or any participation therein;

and the result of any of the foregoing is to increase the actual cost to Bank One or such Participant of making or maintaining its Commitments or the Revolving Credit Loans or Letters of Credit hereunder or any participation therein or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by Bank One or any Participant or to require Bank One or any Participant to make any payment, in each case by or in an amount which Bank One or any Participant reasonably deems material, or

           (vi) if Bank One or any participant shall determine that any applicable law, rule or regulation regarding capital maintenance, capital ratios or other similar requirements against its Commitments or any participation therein (including, without limitation, the issuance of any final rule or regulation), or any change therein, or any change in the interpretation or administration thereof by and Governmental Authority charged with the interpretation or administration thereof, or compliance by Bank One or any Participant with any request or directive or guideline regarding capital maintenance, capital ratios or other similar requirements against its Commitments or any participation therein (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on its capital to less than 15% per annum (after giving effect to all applicable taxes on net income no matter what the jurisdiction and taking into consideration its policies with respect to capital adequacy);

then and in any such case set forth in paragraphs (i) through (v) above:

           (1) Bank One shall promptly notify the Company in writing of the happening of such event;

           (2) Bank One shall promptly deliver to the company a certificate of Bank One or such Participant stating the event which has occurred or the reserve or requirements or other conditions which have been imposed on it or the request, directive, guideline or requirement with which it has complied together with the date thereof and the amount (based upon such its reasonable policies as to the allocation of capital and costs, as applicable) of such increased cost, reduction or payment for one or more periods ending not later than the date of such certificate; and

           (3) the Company shall pay within 10 days after demand therefor such amount or amounts as will compensate
      Bank One or such Participant for such additional cost, reduction or payment.

The certificate of Bank One or such Participant as to the additional amounts payable pursuant to this Section 2.8 delivered to the Company shall, in the absence of manifest error, be conclusive of the amount thereof. The protection of this Section
2.8 shall be available to Bank One or any Participant regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed. In the event that any such law, regulation or condition is subsequently held to be invalid or inapplicable and the result thereof is to eradicate any such additional cost, reduction or payment, Bank One shall promptly pay to the Company (upon Bank One's receipt from its Participant in the case of compensation previously paid to such Participant) an amount equal to the amount of compensation paid by the Company to Bank One for its account or the account of a Participant as a result of such invalid or inapplicable law, regulation or condition.

      SECTION 2.9. Use of Proceeds. The proceeds of all Revolving Credit Loans made by Bank One to the Company hereunder shall be used for general corporate purposes of the company in the ordinary course of business.

      SECTION 2.10. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or other day on which Bank One is not open for business at its offices set forth herein (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be.

      SECTION 2.11. Term of Commitments. Subject to the next sentence, (a) during the Initial Term, the obligations of Bank One under this Agreement shall automatically terminate on the last day of the Initial Term, and (b) during any Renewal Term, the obligations of Bank One under this Agreement shall automatically terminate on the last day of such Renewal Term. If, at least three months prior to the last day of the Initial Term or any Renewal Term, as the case may be, the Company gives Bank One written notice requesting that Bank One extend one or more of its Commitments for a Renewal Term, Bank One, at least one month prior to the last day of the Initial Term or any Renewal Term, as the case may be, will respond in writing whether it is willing, in its sole and absolute discretion, to extend some or all of its Commitments for one Renewal Term.

      Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the provisions of Article IX hereof shall apply and Bank One may take and action permitted thereunder. On the date of termination, the Commitments shall terminate and the unpaid balance of the Revolving Credit Notes and all interest accrued thereon and any accrued and unpaid fees and expenses due and payable hereunder or under any other Loan Document shall become immediately due and payable without notice or demand and the Company shall be obligated to pledge cash and/or Eligible LC Collateral in an aggregate face amount (reduced for any unaccreted discount) at least equal to the Unsecured LC Exposure Amount. Such termination shall not release, terminate or limit Bank One's rights or remedies under this Agreement (including, but not limited to, Bank One's rights in the collateral for the Secured Letters of Credit, including collateral created or acquired after such termination) or the Company's obligations under this Agreement, and such rights and remedies of Bank One and obligations of the Company shall survive until the Company shall have fully paid and performed its obligations hereunder.

      SECTION 2.12. Funding Losses. (a) the Company shall pay, within 10 days after demand therefor, such amount as will compensate Bank One for any loss or reasonable expense it may sustain as a consequence of:

           (i) any default in payment of the principal amount of any LIBO Rate Loan or any part thereof or interest accrued thereon, or any other amount due,

           (ii) the occurrence of any Default hereunder,

           (iii) the receipt or recovery or conversion for any reason (including without limitation mandatory prepayment pursuant to Section 2.6 hereof or mandatory conversion pursuant to Section 2.15 hereof) of all or any part of a LIBO Rate Loan prior to the last day of the applicable Interest Period therefor, or

           (iv) any failure to borrow, convert to, or continue any LIBO Rate Loan as such after submitting a Loan
      Request (whether oral or written) relating thereto to Bank One,

including, but not limited to, (A) any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain a LIBO Rate Loan or any part thereof or (B) any loss of margin on reemployment of the funds so received or recovered.

      (b) Bank One shall be entitled to fund its Loans in such manner as it may determine in its sole discretion, including without limitation the London interbank market; provided, however, that, for the purposes of calculations under this Section 2.12, each LIBO Rate Loan shall be deemed to have been funded by the purchase in the London interbank market for a dollar deposit in an amount comparable to the principal amount of such LIBO Rate Loan and having a maturity comparable to the applicable Interest Period therefor.

      (c) A certificate of Bank One as to any additional amounts payable pursuant to this Section 2.12 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by Bank One set forth therein.

      SECTION 2.13. Alternate Rate of Interest. In the event, and on each occasion on which Bank One shall determine, on the day two Banking Days prior to the commencement of any Interest Period for a LIBO Rate Loan, that

           (i) Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a scheduled maturity comparable to the Interest Period set forth in the related Loan Request are not generally available in the London interbank market,

           (ii) the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Bank One of making or maintaining such LIBO Rate
      Loan during such Interest Period, or

           (iii)  reasonable means do not exist for
      ascertaining the LIBO Base Rate,

Bank One, as soon as practical thereafter, shall give oral notice of such determination to the Company, promptly confirmed in writing (which may be by teletransmission). In the event of any such determination and until Bank One notifies the Company that the circumstances giving rise to such notice no longer exist, no Revolving Credit Loans will be made as LIBO Rate Loans and no Revolving Credit Loans will be converted to or continued as LIBO Rate Loans, but shall convert to Prime Rate Loans at the end of the applicable Interest Period, if any, therefor. Each determination by Bank One hereunder shall be conclusive absent manifest error.

      SECTION 2.14. Change in Legality. (a) If, anything to the contrary herein contained notwithstanding, any applicable existing or future law, regulation, guideline, treaty or directive or condition or interpretation thereof (including, without limitation, any request,, guideline or policy, whether or not having the force of law), by any Governmental Authority charged with the administration or interpretation thereof, or any change in any of the foregoing shall make it unlawful or improper for Bank One to make or maintain any Revolving Credit Loans as LIBO Rate Loans, then, by oral notice to the Company, promptly confirmed in writing (which may be teletransmission), Bank One may:

           (i) declare that Revolving Credit Loans thereafter will not be made by Bank One as LIBO Rate Loans, whereupon the Company shall be prohibited from requesting
      LIBO Rate Loans unless and until such declaration is withdrawn; and

           (ii) require that all outstanding LIBO Rate Loans be converted to Prime Rate Loans, in which event all such Revolving Credit Loans shall be converted automatically to Prime Rate Loans as of the end of their applicable Interest Periods or as of such earlier date as may be required of Bank One for the lawful or proper conduct of its lending activities.

      SECTION 2.15. Letters of Credit. (a) Bank One agrees to issue Letters of Credit in a form to be agreed to by the Company and Bank One, issued at any time commencing on the date hereof and expiring on a date not exceeding one year from its date of issuance; provided, however, that (i) no Letter of Credit shall expire later than the Termination Date; (ii) Bank One will not issue any Letter of Credit to the extent that, after giving effect to such issuance, the Unsecured LC Exposure would exceed the Unsecured LC Commitment or the Company would be required to make a mandatory prepayment of Revolving Credit Loans under Section 2.6 hereof, (iii) Bank One will not issue any Secured Letter of Credit unless the required Eligible LC Collateral is delivered in pledge, and (iv) Bank One will not issue any Secured Letter of Credit to the extent that, after giving effect to such issuance, the amount available to be drawn under all Secured Letters of Credit would exceed the Secured LC Commitment.

      (b) The Company shall pay, except as otherwise provided in the last sentence of this Section 2.15(b), to Bank One in immediately available funds upon notice to the Company the amount of each payment made by Bank One under a Letter of Credit. Notwithstanding Section 10.4, such notice may be given by telephone, but shall be confirmed that same day by a teletransmission in a writing from Bank One to the Company.
Payment by the Company to Bank One on account of a payment under a Letter of Credit shall be made in immediately available funds by 3:00 p.m. (Dallas, Texas time) on the day notice thereof is given if notice is given prior to 12:00 p.m. (Dallas, Texas time) on such day. If notice is given by Bank One after 12:00 p.m. (New York City time), payment shall be made by the company by 1:00 p.m. (Dallas, Texas time) on the next succeeding Business Day. Interest on any amounts paid by Bank One under a Letter of Credit shall accrue beginning on the date payment by the Company is due and payable at the rate specified in Section 2.7 hereof. If (i) such payment due from the Company is not made on the date such payment is otherwise due and payable, (ii) the conditions precedent in
Section 5.4 hereof have been satisfied and (iii) the Company shall give Bank One irrevocable written notice signed by a duly authorized officer of the Company (which notice may be sent via teletransmission) on or before 11:00 a.m., Dallas, Texas time, on a day succeeding the date such payment is otherwise due and payable, then the amount of such payment due and unpaid plus any interest accrued thereon shall automatically, and without any further action on the part of the Company or Bank One, be converted into and become a Revolving Credit Loan for all purposes of this Agreement subject to all the terms and conditions of this Agreement relating to Revolving Credit Loans. Alternatively, if any payment due from the company in connection with a Secured Letter of Credit is not made on the date such payment is otherwise due and payable, the Company hereby expressly authorizes Bank One to liquidate Eligible LC Collateral pledged therefor in an amount sufficient to make such payment on the next succeeding Business Day; provided, however, that Bank One shall have no obligation or duty to exercise such right.

      (c) Each Letter of Credit shall be issued on at least three Business Days' notice from the Company to Bank One specifying the date such Letter of Credit will be issued (the "Issuance Date"), the amount, the expiry date, the name of the proposed beneficiary of such Letter of Credit (the "Proposed Beneficiary"), and such other information and documents as reasonably may be required or requested by Bank One for the issuance of or drawing under such Letter of Credit. Notwithstanding Section 10.4, such notice may be given by telephone, but shall be confirmed that same day by teletransmission in a writing from the Company to Bank One. On the Issuance Date specified by the Company in such notice and upon fulfillment of the applicable conditions set forth in Article V, Bank One will issue the Letter of Credit to the Proposed Beneficiary in the amount specified in such notice.



                              ARTICLE III
                           FEES AND PAYMENTS
                --------------------------------------


      SECTION 3.1. Facility Fees and Letter of Credit Fees. (a) The Company shall pay a facility fee to Bank One equal to 0.375% per annum of the average daily, unused amount of the Revolving Credit Commitment (for which purpose an outstanding Unsecured Letter of Credit shall be deemed to be usage of the Revolving Credit Commitment in the amount available to be drawn thereunder) for the period from the Effective Date to and including the last day of the Commitment Period, payable quarterly in arrears on the first day of each calendar quarter during the Commitment Period, commencing with the first such date after the Initial Revolving Credit Loan is made hereunder, and on the Termination Date. Facility fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      (b) In consideration of the issuance by Bank One of each Letter of Credit, the Company hereby agrees to pay Bank One, in addition to the fee described in Section 3.1(a), a fee with respect to the amount available to be drawn under such Letter of Credit issued, computed on the basis of a 360-day year for the actual number of days occurring in the period in which such Letter of Credit is outstanding, at a rate equal to 1.5% per annum (the "Annual Fee") on the amount available to be drawn under such Letter of Credit issued plus Bank One's normal fees, including but not limited to, fees for issuance, amendments, cancellations, postage and telex charges where necessary. Such fees are to be paid as incurred in immediately available funds, except that the annual Fee shall be paid in immediately available funds quarterly in arrears on the first day of each calendar quarter and on the date of expiration or earlier termination of such Letter of Credit.

      SECTION 3.2. Payments. Each payment (including each prepayment) by the Company pursuant to this Agreement or the Revolving Credit Notes, whether in respect of principal, interest, fees, or increased costs, shall be made by the company to Bank One for the accounts of the parties entitled thereto. All such payments required to be made to Bank One shall be made, without set-off, withholding, deduction, or counterclaim, not later than 12:00 noon, Dallas, Texas time, on the date due, in same day or immediately available funds, to such account as Bank One shall specify from time to time by notice to the Company. Funds received after that time shall be deemed to have been received by Bank One on the next following Business Day.

      SECTION 3.3. Taxes. (a) Any and all payments by the Company pursuant to this Agreement or the Revolving Credit Notes shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes described in the parenthetical contained in Section 2.8(i) hereof and franchise taxes imposed on Bank One or any Participant by the jurisdiction under the laws of which Bank One or such Participant is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to Bank One, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3) Bank One shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and
(iv) the Company shall deliver to Bank One evidence of such payment to the relevant Governmental Authority.

      (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any State or political subdivision thereof or any applicable foreign jurisdiction that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes") and to deliver to Bank One evidence of such payment to the relevant Governmental Authority.

      (c) The Company will indemnify Bank One for the full amount of taxes and Other Taxes (including without limitation Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this section 3.3) paid by Bank One (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 10 days after written demand therefor by Bank One.

      (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 3.3 shall survive the payment in full of principal, interest, fees and other amounts hereunder and under the other Loan Documents.



                              ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES
           -----------------------------------------------

      In order to induce Bank One to enter into this Agreement, to make the Revolving Credit Loans and to issue the Letters of Credit herein provided for, the Company, as to itself and its Subsidiaries, if any, hereby makes the following representations and warranties, which shall survive the execution and delivery of the Loan Documents and (except to the extent that any of such representations and warranties expressly relate to earlier dates) shall be deemed repeated and confirmed as of each date on which (i) any Revolving Credit Loans are requested by the Company or made by Bank One or (ii) any Letters of Credit are requested by the Company or issued by Bank One:

           SECTION 4.1. Organization: Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Loan Documents and to perform the provisions hereof and thereof.

           SECTION 4.2. Authorization, Etc. This Agreement and the other Loan Documents have been duly authorized by all necessary corporate action on the part of the Company, and each of this Agreement and the other Loan Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless or whether such enforceability is considered in a proceeding in equity or at law).

           SECTION 4.3. Disclosure. The Company, through its agent, CS First Boston, has delivered to Bank One a copy of a private Placement Memorandum, dated March 1995 (the "Memorandum"). The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to Bank One by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 4.3 (together with the Memorandum, the "Disclosure Documents"), and the financial statements listed in Schedule 4.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1994, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents or in the financial statements listed in
Schedule 4.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

           SECTION 4.4.    Organization and Ownership of Shares of
Subsidiaries: Affiliates. (a) Schedule 4.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) directors and senior officers.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 4.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 4.4).

      (c) Each Subsidiary identified in Schedule 4.4 is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 4.4 and customary limitations imposed by corporate law statues) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      SECTION 4.5. Financial Statements. The Company has delivered to Bank One copies of the financial statements of the Company and its Subsidiaries listed in Schedule 4.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

      SECTION 4.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      SECTION 4.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or the other Loan Documents.

      SECTION 4.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in Schedule 4.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) or any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION 4.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or (c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that individually or in the aggregate might be Material. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. As of the date hereof, the Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1993.

      SECTION 4.10. Title to Property: Leases. The Company and its Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 4.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed or in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      SECTION 4.11.   Licenses, Permits, Etc. Except as disclosed in
Schedule 4.11,

      (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

      (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

      (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

      SECTION 4.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multi-employer Plans that individually or in the aggregate are Material.

      (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      SECTION 4.13. Margin Regulations. Except for treasury stock of the Company, neither the Company nor any Subsidiary thereof owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), issued by the Board or is obligated to register with the Board as a "lender" as such term is defined in Regulation G, as amended (12 C.F.R. Part 207), issued by the Board. The proceeds of the borrowings made pursuant to this Agreement will be used by the Company only for the purposes set forth in Section
2.9 hereof. None of such proceeds and none of the proceeds of any loan or advance made by the Company or any Subsidiary thereof will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purposes of maintaining, reducing or retiring any Indebtedness that originally was incurred to purchase or carry margin stock or for any other purpose that might constitute any of the Revolving Credit Loans under this Agreement or any such loans or advances a "purpose credit" within the meaning of said Regulations G and U or Regulation X (12 C.F.R.
Part 224) of the Board. Neither the Company nor any Subsidiary thereof nor any Bank One acting in its or on their behalf has taken or will take any action that might cause this Agreement or any of the documents or instruments delivered pursuant hereto or other
Loan Documents to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended.

      SECTION 4.14. Investment Company. Neither the Company nor any Subsidiary thereof is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The acquisition of the Revolving Credit Notes by Bank One, the application of the proceeds and repayment thereof by the company and the performance of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

      SECTION 4.15.   Existing Indebtedness; Future Liens. (a)
Schedule 4.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 3, 1995, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (except as disclosed in Schedule 4.15). Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 4.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 8.1

      SECTION 4.16. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to Bank One in writing prior to the execution and delivery of this Agreement,

           (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

           (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a matter contrary to any Environmental laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

           (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 4.17. Event of Default. No event has occurred and is continuing that constitutes a Default or an Event of Default or would constitute such a Default or Event of Default after notice or lapse of time or both.

      SECTION 4.18. Solvency. The Company is Solvent, and will not, as a result of the transactions contemplated hereby, by the Loan Documents (i) become not Solvent, (ii) be left with unreasonably small capital, or (iii) have liabilities (including contingencies) in excess of the fair salable value of its assets.

      SECTION 4.19. First Priority. When the Secured Letters of Credit are issued, the pledge of Eligible LC Collateral therefor will create valid and perfected first priority security interests in and to all such Eligible LC Collateral enforceable against the Company, its Subsidiaries, if any, and all third parties in all relevant jurisdictions and securing the reimbursement of amounts drawn under the Secured Letters of Credit.



                               ARTICLE V
                         CONDITIONS PRECEDENT
                ----------------------------------------

      SECTION 5.1. Conditions to Initial Revolving Credit Loan. The obligation of Bank One to make the Initial Revolving Credit
Loan hereunder is subject to the satisfaction on the Effective Date of the following conditions precedent:

           (a) Bank One shall have received, on or before making the Initial Revolving Credit Loan, the following, each in form and substance satisfactory to Bank One in all respects:

                (i) an original of this Agreement and a
           Revolving Credit Note conforming to the
           requirements hereof in the form of Exhibit A hereto, both executed by a Responsible Officer of the Company, duly authorized thereunto;

                (ii) opinions of counsel to the Company
           substantially in the form of Exhibit C hereto;
           such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement and the other
           Loan Documents as Bank One reasonably may require;

                (iii) a copy of the Certificate of
           Incorporation of the Company and all
           amendments thereto, certified as of a recent date by the Secretary of State of Kansas, and certified by the Secretary or an Assistant
           Secretary of the Company to the effect that such Certificate of Incorporation has not been amended since such date;

                (iv) copies of the By-Laws of the Company in effect as of the Effective Date, certified by a Secretary or Assistant Secretary of the Company;

                (v) certified copies of the resolutions
           of the Board of Directors of the Company approving each of the Loan Documents to which it is a party and each of the other instruments and documents to be executed by it and delivered to Bank One pursuant to this Agreement or any Loan Document, certified by a Secretary or an Assistant Secretary of the Company, as the case may be, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect thereto;

                (vi) certificates of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign each document to which it is a signatory and which is to be delivered by it hereunder or pursuant to any other Loan Document to which it is a party;

                (vii) an Officers' Certificate to the
           effect that (A) the financial statements referred to in Schedule 4.5 hereto present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and (B) no material adverse change in the pro forma condition, financial or otherwise, of the Company has occurred since the date of such financial statements;

                (viii) copies of all other documents,
           instruments and agreements requested by Bank
           One in connection with the transactions
           contemplated by this Agreement.

           (b) The Company is a corporation duly organized and validly existing, has all licenses, permits and authorizations necessary to own its properties and to carry on its business as now conducted and proposed to be conducted and is in good standing in the jurisdiction of its organization and in each other jurisdiction in which the nature of its business or ownership or use of its property requires such qualification, except where the failure to qualify could not reasonably be expected to have Material Adverse Effect, and Bank One shall receive such evidence thereof, as Bank One may request.

           (c) All requisite corporate action and proceedings, as the case may be, in connection with the Loan Documents shall be satisfactory in form and substance to Bank One, and Bank One shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Bank One and its counsel may have requested in connection therewith, such documents, where so requested, to be certified by appropriate corporate officers or Governmental Authorities.

           (d) The Company shall have paid all reasonable fees, costs and expenses incurred or sustained by Bank One (including all attorneys' fees and disbursements) in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and any related documents.

           (e) All necessary approvals, authorizations and consents, if any be required, of any Governmental Authority having jurisdiction with respect to the transactions contemplated by this Agreement shall have been obtained. In addition, the Company and its Subsidiaries shall be in compliance with all Material laws, rules, regulations, orders and administrative guidelines applicable to the operation of their business.

      SECTION 5.2. Conditions to All Revolving Credit Loans. The obligation of Bank One to make any Revolving Credit Loans
(including the Initial Revolving Credit Loan) is further subject to the satisfaction of the following conditions precedent:

           (a) Each of the representations and warranties made by the Company in or pursuant to any Loan Document or which are contained in any agreement, instrument, certificate, document or other writing furnished at any time under or in connection herewith or therewith shall be true and correct in all Material respects when made and on and as of the date of the making of such Revolving Credit Loan (except to the extent any representation or warranty expressly relates to an earlier date);

           (b) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Credit Loans to be made on such date; and

           (c) No event, act or condition having or causing a Material Adverse Effect with respect to the Company has occurred since the Effective Date.

Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing that the conditions in clauses (a), (b) and (c) of this
Section 5.2 have been satisfied.

      SECTION 5.3. Conditions Precedent to Issuance of Letters of Credit. The obligation of Bank One to issue a Letter of Credit is subject in the case of each such issuance to the conditions precedent applicable to the Revolving Credit Loans required by Sections 5.1 and 5.2 and, in addition, to the further conditions that Bank One shall have received:

           (a) on or before the date of such issuance, a completed application to open a stand-by letter of credit substantially in the form and substance of Exhibit D ("Letter of Credit Application"), together with the proposed text of the Letter of Credit in a form reasonably satisfactory to Bank One; and

           (b) if the Letter of Credit requested by the Company is a Secured Letter of Credit, shall have received in pledge the Eligible LC Collateral required by the provisions hereof.

      SECTION 5.4. Conditions Precedent to Conversion of Letter of Credit Reimbursements. The conversion, pursuant to Section 2.15(b) hereof, of any amount due and unpaid plus any accrued interest thereon in respect of any Letter of Credit is subject in the case of each such conversion to the conditions precedent applicable to
Revolving Credit Loans required by Section 5.2.   Any such
conversion shall constitute a representation and warranty by the Company that the conditions shall constitute a representation and warranty by the Company that the conditions in Section 5.2 hereof have been satisfied.


                              ARTICLE VI
                         AFFIRMATIVE COVENANTS
                ---------------------------------------

      The Company covenants and agrees that, until the Revolving Credit Notes together with interest and all other Indebtedness of the Company to Bank One under the Loan Documents are paid in full and the Commitments are terminated, unless specifically waived in writing by Bank One:

      SECTION 6.1.    Financial Statements and Other Information.
The Company shall furnish to Bank One:

           (a) Quarterly Statements -- within one Business Day after the day that is 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                (i)   consolidated and consolidating
           balance sheets of the Company and its
           Subsidiaries as at the end of such quarter,

                (ii)  consolidated and consolidating
           statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in each case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial positions of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided, that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.1(a);

           (b) Annual Statements -- within one Business Day after the day that is 90 days after the end of each fiscal year of the Company, duplicate copies of,

                (i)   consolidated and consolidating
           balance sheets of the Company and its
           Subsidiaries as at the end of such year, and

                (ii)  consolidated and consolidating
           statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

      setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                (A)   by an opinion thereon of independent
           public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                (B)   a certificate of such accountants
           stating that they have reviewed Sections 7.1, 7.2, 7.3, 8.2 and 8.4 of this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under said Sections, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Defaults or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided, that the delivery within the time period specified above of the Company's Annual Report of Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepare pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
      Section 6.1(b);

           (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary generally to its shareholders or to it creditors (other than the Company or another Subsidiary), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of each press release and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

           (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 9.1(e), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

           (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                (i)   with respect to any Plan, any
           reportable event, as defined in section
           4043(b) of ERISA and the regulations
           thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                (ii)  the taking by the PBGC of steps to
           institute, or the threatening by the PBGC of the institution of, proceedings under section
           4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                (iii)  any event, transaction or
           condition that could result in the incurrence of any liability by the Company or any ERISA
           Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

           (f) Accounts Reports -- promptly, and in any event within 30 days of receipt thereof by a Responsible
      Officer of the Company, copies of any report as to material inadequacies in accounting controls submitted by independent accountants in connection with any audit of the Company or any Subsidiary;

           (g) Material Litigation -- promptly, and in any event within 30 days after a Responsible Office of the Company becomes aware of any litigation, arbitration or administrative proceedings affecting the Company or any of its Subsidiaries and which, if adversely determined, could be reasonably expected to have a Material Adverse Effect, a written statement of a Responsible Officer describing the nature and status of such matters and what action the Company or a Subsidiary has taken, is taking or proposes to take with respect thereto;

           (h)  Notices from Governmental Authority --
      promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute, or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

           (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the other Loan Documents as from time to time may be reasonably requested by Bank One.

      SECTION 6.2. Additional Quarterly Reports and Certificate. The financial statements required to be furnished under Section 6.1(a) and (b) hereof, shall be accompanied by:

           (a) Compliance Certificate -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 7.1, 7.2 and 7.3 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

           (b)  Default -- a statement that such Senior
      Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      SECTION 6.3. Inspection by Bank One. The Company shall permit the representatives of Bank One:

           No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

           Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

      SECTION 6.4. Compliance With Laws. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances, or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 6.5. Insurance. (a) The Company shall, and shall cause each of its Subsidiaries to, (i) keep all of its properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards and (ii) maintain adequate insurance at all times with responsible carriers against liability on account of damage to persons and property and under all applicable workmen's compensation laws. For the purposes of this Section 6.5(a), insurance shall be deemed adequate if the same is not less extensive in coverage and amount than is customarily maintained by other persons engaged in the same or similar business similarly situated.

      (b) The Company, from time to time upon request of Bank One, promptly shall furnish or cause to be furnished to Bank One evidence, in form and substance satisfactory to Bank One, of the maintenance of all insurance required by this Section 6.5 to be maintained, including, but not limited to, such originals or copies as Bank One may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

      SECTION 6.6. Maintain Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 6.7. Taxes and Claims. The Company shall duly pay and discharge, and shall cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided, that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.8. Corporate Existence. The Company shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its corporate existence (except as otherwise may be permitted by Section 8.3 hereof) and (ii) all rights and franchises (as franchisee) unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect any such right or franchise could not, individually or in the aggregate, have Material Adverse Effect.

      SECTION 6.9. Change in Business. The Company shall, and shall cause each of its Subsidiaries to, remain engaged solely in the business of owning and operating family restaurant/entertainment centers and other businesses directly related thereto.

      SECTION 6.10. Maintenance of Security Interest. The Company shall maintain perfected, first priority security interests in the Eligible LC Collateral securing any Secured Letters of Credit in favor of Bank One in accordance with the terms of any applicable pledge agreement entered into in connection therewith, subject only to the Liens permitted pursuant to Section 8.1 hereof.

      SECTION 6.11. Further Assurances. Upon the request of Bank One, the Company at its cost and expense shall, and shall cause each of its Subsidiaries to, duly execute and deliver, or cause to be duly executed and delivered, to Bank One such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Bank One to carry out more effectually any pledge of Eligible LC Collateral in connection with any Secured Letter of Credit.

      SECTION 6.12. Other Indebtedness Covenants. If the Company or any Subsidiary at any time after the Effective Date and prior to the Termination Date shall enter into any agreement relating to Indebtedness with any party (the "Other Lender"), that requires the Company or any Subsidiary to comply with financial covenants that are in addition to or more restrictive than the financial covenants in this Agreement at the time, or that permits the Other Lender to accelerate or require the Company or any Subsidiary to purchase or repay such Indebtedness prior to its stated maturity by reason of a default or event of default that is in addition to or more restrictive than the Defaults of Events or Default specified in this Agreement at the time (in any such case howsoever described in such agreement), each covenant, event of default or other provision to such effect, and each related definition, in such agreement (as amended or modified from time to time thereafter) shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then and thereafter set forth herein in full. Promptly after entering into any such agreement (or any amendment or modification thereof) the Company will furnish a copy thereof (or a copy of the covenant, event of default or other provision that is incorporated by reference in this Agreement as aforesaid) to Bank One.


                              ARTICLE VII
                          FINANCIAL COVENANTS
                      -----------------------------

      The Company covenants and agrees that, until the Revolving Credit Notes together with interest and all other Indebtedness of the Company to Bank One under the Loan Documents are paid in full and the Commitments are terminated, the Company shall not, without the prior written consent of Bank One:

      SECTION 7.1. Consolidated Fixed Charge Coverage Ratio. Suffer or permit the Consolidated Fixed Charge Coverage Ratio (calculated as of the end of each calendar quarter for the periods of two and three consecutive quarterly accounting periods respectively ending on or about June 30 and September 30, 1995 to be less than 1.50 to 1.00 for such periods, and thereafter the Company will not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive quarterly accounting periods to be less than the applicable ratio for such period specified below:


      Four Quarterly Accounting                        Minimum
      Periods Ending on or About                        Ratio
      --------------------------                       --------

      December 31, 1995 to September 30, 1996          1.50 to 1.00
      thereafter to September 30, 1997                 1.75 to 1.00
      thereafter                                       2.00 to 1.00

      SECTION 7.2.  Minimum Net Worth.  Suffer or permit at any time
(i) prior to the last day of the fiscal year ending on or about December 31, 1995 Consolidated Net Worth to be less than $115,000,000 and (ii) thereafter Consolidated Net Worth to be less than the sum of (A) $115,000,000 plus (B) 75% of Consolidated Net Income for each fiscal year ending after the Effective Date (but without any deduction for any consolidated net loss in any fiscal year) plus (C) 100% of the net cash proceeds of all sales of equity securities by the Company after the Effective Date.

      SECTION 7.3.  Maximum Indebtedness.  Suffer or permit
Consolidated Indebtedness as of the last day of any quarterly accounting period (commencing with such accounting period ending on or about June 30, 1995) to exceed 175% of EBITDA for the four consecutive quarterly accounting periods then ended.

                             ARTICLE VIII
                          NEGATIVE COVENANTS
                      ----------------------------

      The Company covenants and agrees that, until the Revolving
Credit Notes together with interest and all other Indebtedness of the Company to Bank One under this Agreement are paid in full and the Commitments are terminated:

      SECTION 8.1. Liens. (a) The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness; provided, that nothing in this Section 8.1 shall prohibit:

           (i) Liens in respect of property of the Company or a Subsidiary existing on the date hereof and described in Schedule 8.1 hereto, and Liens relating to any extension, renewal or replacement of Indebtedness secured by any such Lien as described in Schedule 8.1, provided that the principal amount of Indebtedness secured by any such Lien is not increased and such Lien does not extend to or cover any property of the Company or such Subsidiary, as the case may be, other than the property covered by such Lien on the date hereof;

           (ii) Liens in respect of property acquired by the Company or a Subsidiary after the date hereof, (A) existing on such property at the time of acquisition thereof (and not incurred in anticipation thereof), whether or not the Indebtedness secured thereby is assumed by the Company or a Subsidiary, or (B) created within 180 days after acquisition or completion of construction of improvements on such property, to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of improvements on such property; or (C) in the case of any Person that hereafter becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not incurred in anticipation thereof); provided that in any such case:

                (x)   no such Lien shall extend to or
           cover any other property of the Company or such Subsidiary, as the case may be,

                (y)   the aggregate principal amount of
           Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property at the time of such acquisition or, in the case of a Lien in respect of property existing at the time of such Person becoming a Subsidiary or being so consolidated or merged or effecting such sale, lease or other disposition, the fair market value of such property at such time, and

                (z)   no Lien may be created pursuant to
           subclause (B) above prior to December 31, 1996;

           (iii)  Liens securing Indebtedness owed by a
      Subsidiary to the Company or to a Wholly-Owned
      Subsidiary; and

           (iv) Liens securing reimbursement obligations in connection with letters of credit obtained by the Company or a Subsidiary (including Secured Letters of Credit issued under this Agreement), provided that the aggregate unpaid principal amount of Indebtedness in respect f all such letters of credit secured by such Liens permitted by this Section 8.1(a)(iv) does not at any time exceed $5,000,000.

For purposes of this Section 8.1(a), any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

      (b) In case any property is subjected to a Lien in violation of Section 8.1(a), the Company will make or cause to be made effective provision whereby the obligations of the Company hereunder and under the other Loan Documents will be secured equally and ratably with all Indebtedness and other obligations secured by such Lien, and in any case Bank One shall have the benefit, to the full extent that, and with such priority as, Bank One may be entitled thereto under applicable law, of an equitable lien on such property securing the obligations of the Company hereunder and under the other Loan Documents. Such violation of
Section 8.1(a) shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 8.1(b).

      SECTION 8.2.    Asset Sales.    The Company will not and will
not permit any Subsidiary to effect any Asset Sale other than:

           (a)  Asset Sales in the ordinary course of business,

           (b)  Asset Sales of property or assets by a
      Subsidiary to the Company or a Wholly-Owned Subsidiary or a Person then becoming a Wholly-Owned Subsidiary,

           (c)  Asset Sales consisting of the Company's
      investment as of the date of this Agreement in shares or Indebtedness issued by Monterey Acquisition Corp., the owner of Monterey Tex-Mex Restaurants, and

           (d)  other Asset Sales; provided that

                (i)   immediately before and after giving
           effect to each such Asset Sale, no Default or Event of Default shall have occurred and be continuing,

                (ii)  the aggregate net book value of
           property or assets disposed of in each Asset
           Sale and all other Asset Sales by the Company and its Subsidiaries (A) during the immediately preceding twelve months does not exceed 5% of Consolidated Capitalization and
           (B) during the period from the date of the Closing to and including the effective date of such proposed Asset Sale does not exceed 10% of Consolidated Capitalization (in each case determined as of the last day of the quarterly accounting period ending on or most recently prior to the effective date of such proposed
           Asset Sale), and

                (iii)  such Asset Sales in the aggregate
           shall not involve a substantial number of Chuck E. Cheese's restaurants (except in connection with closing in the ordinary course of business) or any intangible assets related to Chuck E. Cheese's restaurants generally, and, provided, further, that for purposes of clause (ii) above there shall be excluded the net book value of property or assets disposed of in an Asset Sale if and to the extent such Asset Sale is made for cash, payable in full upon the completion of such Asset Sale, and an amount equal to the net proceeds realized upon such Asset Sale is applied by the Company or such Subsidiary, as the case may be, within one year after the effective date of such Asset Sale to reinvest in similar categories of property or assets for use in the business of the Company and its Subsidiaries (but not in a transaction permitted by Section 8.1(a)(ii).

      SECTION 8.3. Merger and Consolidation. The Company will not and will not permit any Subsidiary to enter into any transaction of merger or consolidation with any Person, except that the Company may merge or consolidate with any other Person, provided that (i) the Company shall be the surviving and continuing corporation and
(ii) no Default or Event of Default shall have occurred and be continuing, and provided, further, that any Subsidiary of the Company may merge or consolidate with the Company or a Wholly-Owned Subsidiary of the Company.

      SECTION 8.4. Subsidiary Indebtedness and Equity. (a) The Company will not permit any Subsidiary to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness except:

           (i)  Indebtedness securing Liens permitted by clause
      (i), (ii) or (iii) of Section 8.1(a), and

           (ii) Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary.

For purposes of this Section 8.4, a Subsidiary shall be deemed to have incurred indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

      (b)  Notwithstanding the provisions of Section 8.2 (other than
Section 8.2(c)), the Company will not sell or otherwise dispose of and will not permit any Subsidiary to issue, sell, transfer or otherwise dispose of any shares of capital stock of any class (including as "capital stock" for the purposes of this Section 8.4, any warranties, rights or options to purchase or otherwise acquire capital stock or other securities exchangeable for or convertible into capital stock) of any Subsidiary of the Company to any Person other than the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that notwithstanding the foregoing, to the extent necessary either to (i) permit a Subsidiary to operate in conformity with applicable licensing or other similar requirements or (ii) provide for any required directors' qualifying shares, the Company may sell and any Subsidiary may issue, sell and transfer shares of capital stock of a Subsidiary to Persons other than the Company or a Wholly-Owned Subsidiary of the Company.

      SECTION 8.5. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

      SECTION 8.6. Prohibited Payments. The Company will not and will not permit any Subsidiary to make, or obligate itself to make, any Prohibited Payment.

      SECTION 8.7.  Lease-Backs.  Notwithstanding the provisions of
Section 8.2 hereof, the Company will not and will not permit any Subsidiary to enter into any arrangements, directly or indirectly, with any Person, whereby the Company or any of its Subsidiaries shall sell or transfer any property; whether now owned or hereafter acquired, used or useful in their respective businesses in connection with the rental or lease of the property so sold or transferred or of other property which the Company or any of its Subsidiaries intends to use for substantially the same purpose or purposes as the properties so sold or transferred.

      SECTION 8.8. Negative Pledges. The Company will not and will not permit any Subsidiary to enter into any agreement (excluding this Agreement and the other Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues, or assets, whether now owned or hereafter acquired; provided, however, that notwithstanding the foregoing, the Company may enter into any such agreement in connection with and securing
Indebtedness that is (i) scheduled to mature after the Termination Date, (ii) in an aggregate principal amount not in excess of $12,000,000 less the Revolving Credit Commitment outstanding from time to time hereunder, and (iii) lent by a Person other than a commercial bank or trust company or an Affiliate thereof.


                              ARTICLE IX
                         DEFAULTS AND REMEDIES

                      ------------------------------


      SECTION 9.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

           (a) the Company defaults in the due and punctual payment of the principal of or interest on any of the Revolving Credit Loans or any other amounts due and owing to Bank One, when and as the same shall become due and payable and, with respect to defaults in payment other than payment of principal, such default shall continue for more than five days; or

           (b) the Company defaults in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in Sections 6.1(d) or
      Article VII or VIII hereof; or

           (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Section 9.1(a) and (b)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 9.1(c); or

           (d) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any other Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

           (e) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, or one or more Persons are entitled to declare such Indebtedness to be, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

           (f) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

           (g) a court or governmental authority of competent jurisdiction enter an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

           (h) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Company and its Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

           (i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA of the Code for any plan year or par thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (for which purpose, as used in this Section 9.1(i), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA); or

           (j)  if there shall occur a Change of Control;

then, in the case of an Event of Default described in clause (f) or
(g) above, the Commitments shall automatically terminate and (i) the unpaid balance of the Revolving Credit Notes and all interest accrued thereon and (ii) any accrued and unpaid fees and expenses due and payable hereunder or under any other Loan Document shall automatically (without any action on the part of Bank One and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived) forthwith become due and payable, and, in the case of any other Event of Default, then and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing, Bank One may declare (i) the Commitments to be terminated, whereon the obligation of Bank One to make further Revolving Credit Loans hereunder or to issue additional Letters of Credit shall terminate immediately and (ii) the Revolving Credit Notes to be due and payable, whereupon the maturity of the then unpaid balance of the Revolving Credit Notes shall be accelerated and the same, and all interest accrued thereon and any accrued and unpaid fees and expenses due and payable hereunder, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in Revolving Credit Notes to the contrary notwithstanding. In addition, upon any termination of the Commitments as set forth above, Bank One, in its sole discretion, may demand that the Company pay to Bank One immediately as cash collateral an amount equal to the sum of the aggregate amounts available to be drawn under all outstanding Letters of Credit (other than Secured Letters of Credit) plus the aggregate amounts drawn under any Letter of Credit to the extent such amounts have not been reimbursed or converted into Revolving Credit Notes.

      SECTION 9.2. Suits for Enforcement. In case any one or more Events of Default shall occur and be continuing, Bank One may proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the other Loan Documents, or in any document or instrument delivered in connection with or pursuant to this Agreement or the other Loan Documents or to enforce the payment of the Revolving Credit Notes or any other legal or equitable right or remedy.

           SECTION 9.3. Rights and Remedies Cumulative. No right or remedy herein conferred upon Bank One is intended to be exclusive of any other right or remedy contained herein or in the other Loan Documents or in any instrument or document delivered in connection with or pursuant to this Agreement or the other Loan Documents, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

           SECTION 9.4. Rights and Remedies Not Waived. No course of dealing between the Company and Bank One or any failure or delay on the part of Bank One in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of Bank One and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.



                               ARTICLE X
                             MISCELLANEOUS
                           ------------------

           SECTION 10.1. Collection Costs. In the event that Bank One shall retain or engage an attorney or attorneys to collect or enforce or protect its interests with respect to this Agreement, any of the other Loan Documents, or any instrument or document delivered pursuant to this Agreement or the other Loan Documents, including, without limitation, each of the documents referred to in
Article V hereof, or to protect the rights of any holder or holders with respect thereto, the Company shall pay, within 10 days after demand therefor, all of the costs and expenses of such collection, enforcement or protection, including reasonable attorneys' fees and disbursements, and Bank One may take judgment for all such amounts, in addition to the unpaid principal balance of the Revolving Credit Notes and accrued interest thereon and any accrued and unpaid fees and expenses due and payable hereunder.

           SECTION 10.2.  Modification and Waiver.     No modification,
amendment or waiver of any provision of this Agreement, the other
Loan Documents or any other documents executed in connection herewith or therewith and no consent by Bank One to any departure therefrom by the Company shall be effective unless such modification, amendment, waiver or consent shall be in writing and signed by Bank One and, in the case of a modification or amendment other a waiver or consent, by a duly authorized officer of the Company, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

           SECTION 10.3. GOVERNING LAW. THIS AGREEMENT AND THE REVOLVING CREDIT NOTES AND THE RIGHTS AND DUTIES OF THE PARTIES THEREUNDER AND WITH RESPECT TO INTEREST, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

           SECTION 10.4. Notices. All notices, requests, demands or other communications provide for herein shall be in writing and shall be deemed to have been given (i) three days after the date mailed if sent by registered or certified mail, postage prepaid, return receipt requested, or (ii) on the day of delivery if personally delivered, addressed, as the case may be, to Bank One as follows: to Bank One at 1717 Main Street, Dallas, Texas 75201 (Attention: Paul Koch), with a copy of Willkie Farr & Gallagher, 153 E. 53rd Street, New York, New York 10022 ( Attention: Brent W. White, Esq.); and to the Company at P. O. Box 152077, Irving, Texas 75015, (Attention: Larry Page), with a copy to Winstead, Sechrest
& Minick, 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270 (Attention: Darrel Rice, Esq.), or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner, or (iii) on the day of transmission if sent by telecopier and confirmed, on the same day as such notice is sent, by telephonic notice or by one of the other two methods listed above.

      SECTION 10.5. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied. Where any accounting determination or calculation is required to be made under this Agreement, such determination or calculation (unless otherwise provided) will be made in accordance with GAAP, consistently applied except that if, because of a change in GAAP, the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation may be made in accordance with the Company's accounting methods or policies that are consistent with any such change in GAAP. Unless otherwise specified herein all financial statements required to be delivered hereunder, shall be prepared and all financial records shall be maintained in accordance with GAAP.

      SECTION 10.6. Costs and Expenses; Indemnity. (a) The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by Bank One in connection with the preparation, execution, delivery, filing, recording, administration, modification, restatement or amendment of this Agreement, the other Loan Documents and all instruments and documents delivered pursuant to this Agreement or the other Loan Documents (including any waivers or consents which may be requested by the Company) including, without limitation, each of the documents referred to in
Section 5.1 hereof, all out-of-pocket costs and expenses, if any, in connection with the enforcement (whether in the context of a civil action, adversary proceeding, workout or otherwise) of this Agreement, the other Loan Documents, and such other instruments and documents, including, without limitation, reasonable attorneys' fees, audit charges, appraisal fees, UCC lien search fees and filing fees. The Company agrees to be responsible for payment of the amounts referred to in this Section 10.6 whether or not any Revolving Credit Loans are made hereunder.

      (b) The Company further agrees to indemnify and save harmless Bank One, any Participants and each of their respective officers, directors, employees, Bank One, and Affiliates from and against any and all actions, causes of action, suits, losses, liabilities and damages and expenses (including, without limitation, attorneys' fees) in connection therewith (herein called the "Indemnified Liabilities") incurred by Bank One, any Participants or any of their respective officers, directors, employees, Bank Ones or Affiliates as a result of, or arising out of or relating to any of the transactions contemplated hereby or by the other Loan
Documents, except for any Indemnified Liabilities arising on account of the gross negligence or willful misconduct of the Person seeking indemnity under this Section 10.6(b); provided, however, that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which shall be permissible under applicable law. The agreements in this Section 10.6 shall survive the payment of the Revolving Credit Notes and related obligations.

      SECTION 10.7. WAIVER OF JURY TRIAL AND SETOFF. EACH OF COMPANY AND BANK ONE HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION. COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN COMPANY AND BANK ONE; AND COMPANY HEREBY WAIVES THE RIGHT TO INTERPOSE ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM (UNLESS SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION).

           SECTION 10.8. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

           SECTION 10.9.  Lien; Setoff by Bank One.  The Company
hereby grants to Bank One a continuing lien for its reimbursement obligations to Bank One in connection with the Secured Letters of Credit upon:

           (i) any and all moneys, securities and other property of the Company and its Subsidiaries and the proceeds thereof, now or hereafter held or received by or in transit to, Bank One from or for the Company or any of its Subsidiaries, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and

           (ii) any and all deposits (general or specific, but excluding any special deposit established for the benefit of any Person other than the Company or an Affiliate thereof) and credits of the Company and its Subsidiaries with, and any and all claims of the Company and its Subsidiaries against, Bank One, at any time existing.

In addition, the Company acknowledges that, upon the occurrence of any Event of Default, Bank One may, to the extent provided by applicable law, at any time and from time to time, without notice to the Company, setoff, appropriate and apply any or all items hereinabove referred to against all Indebtedness of the Company to Bank One, whether under this Agreement, the Revolving Credit Notes or otherwise, and whether now existing or hereafter arising. Bank One agrees promptly to notify the Company after any such setoff and application is made, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      SECTION 10.10. Jurisdiction; Service of Process. The Company hereby irrevocably consents to the jurisdiction of the Courts of the State of Texas and of any Federal Court, in either case located in Dallas, Texas, and agrees that venue in each of such Courts is proper in connection with any action or proceeding arising out of or relating to this Agreement, the other Loan Documents, or any document or instrument delivered pursuant to this Agreement or the other Loan Documents. Nothing herein shall affect the fight of Bank One to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

      SECTION 10.11. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, Bank One and their respective successors and assigns, except that the obligation of Bank One to make Revolving Credit Loans hereunder and to issue Letters of Credit hereunder shall not inure to the benefit of any successors or assigns of the Company.

      SECTION 10.12. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

      SECTION 10.13. Interest. (a) Usury Limitation. It is the intention of the parties hereto to conform strictly to the usury laws now in force in the appropriate controlling jurisdiction. Accordingly, if the transactions contemplated hereby would be usurious, under any controlling law, then, in that event, notwithstanding anything to the contrary in this Agreement the Revolving Credit Notes or any other instrument or agreement entered into in connection therewith, it is agreed as follows:

           (i) the aggregate of all charges which constitute interest under the laws of the controlling jurisdiction that are contracted for, chargeable or receivable under this Agreement or under any of the other aforesaid instruments or agreements or otherwise in connection with the Revolving Credit Notes ("Interest") shall under no circumstances exceed the maximum amount of interest permitted by law (the "Maximum Amount" and any Interest in excess of the Maximum Amount shall be canceled automatically and shall not be payable under this Agreement, the Revolving Credit Notes or the aforesaid instruments or agreements and, if theretofore paid, shall be either refunded to the Company or credited ratably on the principal of the Revolving Credit Notes; and

           (ii) in the event that the maturity of the Revolving Credit Notes is accelerated by reason of an election of Bank One resulting from any Event of Default under this Agreement or otherwise, or in the event of any voluntary or mandatory prepayment by the Company permitted or required by this Agreement, the Revolving Credit Notes or any of the other aforesaid instruments or agreements, then Interest may never include more than the Maximum Amount, and excess Interest, if any, shall be canceled automatically as of the date of such acceleration of prepayment, and if theretofore paid, shall be either refunded to the Company or credited ratably on the principal of the Revolving Credit Notes;

provided, that nothing contained in this Section 10.13 shall be deemed to imply that the laws of any State other than the State of Texas shall govern this Agreement or the Revolving Credit Notes.

      (b) Recapture. If, at any time, Interest would exceed the Maximum Amount but for the foregoing limitation, Interest shall remain at the Maximum Amount, notwithstanding any subsequent reduction of Interest, until the total amount of Interest equals the amount of Interest which would have accrued if Interest had not been limited to the Maximum Amount, but nothing in this paragraph shall affect or extend the maturity of any of the Revolving Credit Notes.

      If, at maturity or final payment of any of the Revolving Credit Notes, the total amount of Interest paid is less than the total amount of Interest which would have accrued had Interest not been limited to the Maximum Amount, the Company agrees, to the full extent permitted by law, to pay to Bank One an amount equal to the positive difference, if any, derived by subtracting (x) the amount of Interest which accrued on its respective Revolving Credit Notes pursuant to the provisions of the foregoing two paragraphs from (y) the lesser of (i) the amount of Interest which would have accrued on such Revolving Credit Notes if the Maximum Amount had at all times been in effect, and (ii) the amount of Interest which would have accrued if Interest on such Revolving Credit Notes, not limited to the Maximum Amount, had at all times been in effect.

      (c) To the extent federal law permits Bank One to contract for, charge, or receive a greater amount of interest than the Maximum Amount, Bank One will rely upon federal law instead of TEX.REV.CIV.STAT.ANN. Article 5069-1.04, as amended, for the purpose of determining the maximum rate or amount. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank One may, at it option and from time to time, implement any other method of computing the maximum rate under such
Article 5069.1.04, as amended, or under other applicable law by giving notice, if required to the Company as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank One to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

      SECTION 10.14. Attorneys' Fees. As used in this Agreement, "attorneys' fees" shall include, without limitation, all reasonable fees of counsel (including, without limitation, those incurred on appeals) arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel, and all such fees shall constitute Indebtedness of the Company to Bank One under this Agreement Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; long distance telephone charges; air express and courier charges; telegram charges; secretarial overtime charges; and, expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

      SECTION 10.15. Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.

      SECTION 10.16. Confidentiality. Bank One will maintain the confidentiality of Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it; provided that Bank One may deliver or disclose Confidential Information to (i) its directors, officers, trustees, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of this transactions contemplated hereby), (ii) its financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 10.16,
(iii) any other holder of any Note, (iv) any Person to whom Bank One sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10.16), (v) any Person from which Bank One offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10.16),
(vi) any federal or state regulatory authority having jurisdiction over Bank One, (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Bank One, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Bank One is a party or (z) if an Event of Default has occurred and is continuing, to the extent Bank One may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement and the other Loan Documents.

      SECTION 10.17. Loss, Theft, Etc. of Notes. Upon receipt by the Company of (i) an affidavit of an authorized officer of Bank One setting forth the fact of loss, theft or destruction of any Note and of its ownership of the Note at the time of such loss, theft or destruction or (ii) a mutilated Note, such affidavit or mutilated Note shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note without expense to the holder thereof, provided that Bank One agrees in writing to indemnify the Company.

                              ARTICLE XI
                  PARTICIPATIONS; SALES AND TRANSFERS
           ------------------------------------------------

           SECTION 11.1. Participations. (a) Bank One may grant participations to other Persons of such its choosing in all or any portion of its rights and/or obligations hereunder, under its Commitments and the Revolving Credit Loans. As between the Company and Bank One, however, Bank One shall not be relieved of any of its obligations hereunder as a result of the granting of any participation. The Company hereby acknowledges and agrees that the grant of any participation described in this Section 11.1 will give rise to a direct obligation of the Company to the Participant and such Person may rely on, and posses all rights under, any opinions, certificates, or other instruments delivered under or in connection with this Agreement or the other Loan Documents, provided, however, that the Company shall only be required to deliver information and data required pursuant to this Agreement to Bank One; and provided, further, that no Participant shall be entitled to any payment from the Company in an amount greater than that which Bank One would have been entitled to under this Agreement.

      (b) Bank One may furnish to Participants (including, without limitation, prospective Participants) any information concerning the Company or its Subsidiaries received by it from time to time pursuant to this Agreement, provided, however, that each Participant to whom any such information is delivered shall agree not to use or to disclose to any other Person such information except as provided in Section 10.17.

      THIS AGREEMENT CONTAINS A WAIVER OF TRIAL BY JURY.  SEE
SECTION 10.7 HEREOF.

      IN WITNESS WHEREOF, the Company and Bank One have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           SHOWBIZ PIZZA TIME, INC.


                           By:Larry G. Page
                              Title:Chief Financial Officer


                           BANK ONE, TEXAS, N.A.


                           By:Paul C. Koch
                              Title:Vice President



                                                         EXHIBIT

                  REVOLVING CREDIT NOTE

$5,000,000                                    Dallas, Texas
                                              June 27, 1995


      FOR VALUE RECEIVED, the undersigned, SHOWBIZ PIZZA TIME, INC., a Kansas corporation ("Company"), hereby unconditionally promises to pay to the order of BANK ONE, TEXAS, N.A. ("Bank One") at the office of Bank One or any successor, currently located at 1717 Main Street, Dallas, Texas 75201, on June 27, 1997 (or on any annual anniversary thereof agreed to in writing by Bank One and the Company), in lawful money of the United States of America and immediately available funds, an amount equal to the lesser of (a) FIVE MILLION DOLLARS ($5,000,000), and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank One to the Company pursuant to Section 2.1 of the Loan Agreement, dated as of June 27, 1995, between Bank One and the Company (as amended, modified or supplemented from time to time in accordance with its terms, the "Loan Agreement").

      The Company further promises to pay interest (computed on the basis of a 360-day year for the actual days elapsed) in like money on the unpaid principal balance of this Note from time to time outstanding at the annual rates provided in the Loan Agreement. Interest shall be payable at the times and in the manner provided in the Loan Agreement.

      All Revolving Credit Loans made by Bank One pursuant to
Section 2.1 of the Loan Agreement and all payments of the principal thereof shall be endorsed by the holder of this Note on the schedule annexed hereto (including any additional pages such holder may add to such schedule), which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that the failure of the holder of this Note to insert any date or amount or other information on such schedule shall not in any manner affect the obligation of the company to repay any Revolving Credit Loans in accordance with the terms of the Loan Agreement.

      On and after the stated or any accelerated maturity hereof, this Note shall bear interest until paid in full (whether before or after the occurrence of any event of Default described in Sections 9.1(g) and 9.1(h) of the Loan Agreement) at a rate of 2.50% per annum in excess of the Prime Rate, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law. Such interest rate shall change when and as the Prime Rate changes.

      This Note is a Revolving Credit Note referred to in the Loan Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. Reference is herein made to the Loan Agreement for the rights of the holder to accelerate the unpaid balance hereof prior to maturity.

      The Company hereby waives diligence, demand, presentment, protest and notice of any kind, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

      This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of Bank One at all times to comply with the usury and other applicable laws now or hereafter governing the interest payable on the Indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or interpreted so as to render usurious any amount called for under this Note or any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness evidenced by this Note, or if Bank One's exercise of the option to accelerate the maturity of this Note, or if any prepayment by the Company results in the Borrower's having paid any interest in excess of that permitted by law, then it is the express intent of the company and Bank One that all excess amounts theretofore collected by Bank One be credited on the principal balance of this Note (or, if this Note and all other Indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to the Company), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the Company for the use, forbearance, detention, taking, charging, receiving or reserving of the Indebtedness of the company to Bank One under this Note or arising under of pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the rate or amount of interest on account of such Indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such Indebtedness for so long as such Indebtedness is outstanding. To the extent federal law permits Bank One to contract for, charge, or receive a greater amount of interest, Bank One will rely upon federal law instead of TEX. REV. CIV. STAT. ANN. Article 5069-1.04, as amended, for the purpose of determining the maximum rate or amount. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank One may, at is option and from time to time, implement any other method of computing the maximum rate under such Article 5069-1.04, as amended, or under other applicable law by giving notice, if required to the Company as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank One to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

      Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Loan Agreement.

      This Note may not be changed, modified, or terminated orally, but only by an agreement in writing signed by the party to be charged.

      IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS REVOLVING CREDIT NOTE, COMPANY WAIVES (TO THE EXTENT PERMITTED BY LAW) THE RIGHT TO A TRIAL BY JURY. ALL RIGHTS OF SETOFF AND RIGHTS TO INTERPOSE COUNTERCLAIMS AND CROSS-CLAIMS (UNLESS SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION) AND THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE. COMPANY HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN THE DALLAS, TEXAS, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF COMPANY AND INURE TO THE BENEFIT OF BANK ONE AND ITS SUCCESSORS AND ASSIGNS. If any term or provision of this Revolving Credit Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

      IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

                                SHOWBIZ PIZZA TIME, INC.




By:____________________________________


Title:______________________________




                             Grid Schedule
                             --------------


     Attached to and made part of the revolving Credit Note, dated
        June 27, 1995, by ShowBiz Pizza Time, Inc. to the order
         of Bank One, Texas, N.A. ("Bank One") pursuant to the
      Loan Agreement, dated as of June 27, 1995 between Bank One and ShowBiz Pizza Time, Inc.



------------------------------------------------------------------------------
                        Loan Type
                        (LIBO Rate Loan or
                        Prime Rate Loan)         Interest Period
          Principal      (Borrowed or            and Interest Rate
Date       Amount        Converted to)           (LIBO Rate only)
------------------------------------------------------------------------------
                                      Unpaid
         Amount of                Principal Balance              Name of
     Principal Paid or              or Prepaid or               Person Making
     Prepaid or Converted            Converted                    Notation

-------------------------------------------------------------------------------


                              EXHIBIT B

                    FORM OF REVOLVING CREDIT LOAN REQUEST

                             _____________, 19__


Bank One, Texas, N.A.
1717 Main Street
Dallas, Texas  75201
Att'n:  Paul Koch

      Re: Loan Agreement, dated as of June 27, 1995, (as amended or supplemented from time to time, the "Loan Agreement"), between ShowBiz Pizza time, Inc. (the "Company") and Bank One, Texas, N.A.

Dear Sir:

      Reference is made to the above-referenced Loan Agreement (capitalized terms used herein that are not defined shall have the respective meanings ascribed thereto in the Loan Agreement). The Company hereby gives notice of its intention to borrow, continue or convert Revolving Credit Loans under the Loan Agreement as set forth below.

      The amount of each given Loan type requested to be borrowed, continued or converted is in an aggregate principal amount, together with Revolving Credit Loans of the same Loan type to be made or continued as such and Revolving Credit Loans of other Loan types to be converted to such Loan type (or, in the case of the conversion of less than all of the outstanding Revolving Credit Loans of a given Loan type to another Loan type, any Revolving Credit Loans of such other Loan type made or continued as such other Loan type) pursuant to this Loan Request, of at least $300,000 or any integral multiple of $100,000.

                       I. Advances

[In the case all or a portion of a borrowing is made as Prime Rate
Loans.]

      Please advance $__________ as Prime Rate Loans effective on
___________, 19___. Interest accrued for such Prime Rate Loans shall be payable quarterly and in arrears on the first Business Day of each calendar quarter commencing with the first such date following the date of the advance of such Prime Rate Loans.

[In the case all or a portion of a borrowing is made as LIBO Rate
Loans.]

      Please advance $__________as LIBO Rate Loans effective on ___________, 19___ (which is not less than three Banking Days from the date hereof). The Interest Period for such LIBO Rate Loans will commence on and include the date of advance and will end, subject to the limitations applicable to Interest Periods contained in the Loan Agreement, on the date that is [30] [60] [90] [120] [180] days thereafter.

                     II.  Conversions

               A.  Conversions from Prime Rate

      [In the case of the conversion of all [or a portion] of Revolving Credit Loans that are Prime Rate Loans into LIBO Rate
Loans.]

      Please convert $_____[, which amount represents the entire outstanding principal amount] of the Revolving Credit Loans that are Prime Rate Loans into LIBO Rate Loans effective on ______, 19__ (which is not less than three Banking Days from the date hereof). The Interest Period for such LIBO Rate Loans will commence on and include the date of advance and will end, subject to the limitations applicable to Interest Periods contained in the Loan Agreement, on the date that is [30] [60] [90] [120] [180] days thereafter.

                     B. Conversions from LIBO Rate

[In the case of the conversion of all [or a portion] of LIBO Rate
Loans into Prime Rate Loans.]

      Please convert $__________ [, which amount represents the entire outstanding principal amount] of the LIBO Rate Loans of the undersigned, the Interest Period with respect to which ends on ________________, 19___, into Prime Rate Loans effective on such date.

                          III. Continuations

[In the case of the continuation of all [or a portion] of LIBO Rate
Loans.]


      Please continue $__________ [, which amount represents the entire outstanding principal amount] of the LIBO Rate Loans of the undersigned, the Interest Period with respect to which ends on _______________ (which is not less than three Banking Days from the date hereof), as LIBO Rate Loans with an Interest Period commencing on and including such date and ending, subject to the limitations applicable to Interest Periods contained in the Loan Agreement, on the date that is [30] [60] [90] [120] [180] days thereafter.

      [The remaining $__________ of such LIBO Rate Loans will be prepaid or converted on __________, 19___.]


[All the following shall be supplied in all loan requests:]

      The Company represents and warrants, as of the date hereof and as of the date any Revolving Credit Loan is made, converted, or continued as requested above, as follows;

                 (a)  after giving effect to the Revolving Credit
      Loan(s) requested above, including any continuation or conversion of any Revolving Credit Loan(s), all the requirements contained in Section 2.3 of the Loan Agreement are satisfied;

                 (b) each of the representations and warranties made in or pursuant to any Loan Document or which is contained in any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document (except to the extent any representation or warranty expressly relates to an earlier date) is, and as of the effective date of any advance, continuation or conversion requested above will be, true and correct in all material respects, and each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date);

                 (c) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Revolving Credit Loan(s) requested above; and

                 (d) no event, act, or condition having or causing a Material Adverse Effect has occurred since the Effective
      Date.

                                              SHOWBIZ PIZZA TIME, INC.


                                              By:____________________

                                              Title:_________________




                                                 EXHIBIT C

           OPINION OF COUNSEL TO THE COMPANY
           ----------------------------------

      The following opinions are to be provided by counsel for the Company, subject to customary assumptions, limitations and qualifications. Opinions should be allocated between inside and outside counsel as is customary. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

                 1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now being conducted and to execute and deliver the Loan Agreement and the other Loan Documents and to perform the provisions thereof. The Company has duly qualified and is authorized to do business in each jurisdiction where such qualification and authorization is necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

                 2. The Loan Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

                 3. The Revolving Credit Note issued to you today pursuant to the Loan Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

                 4. No consent, approval or authorization of, or declaration, registration or filing with, any Governmental Authority is required to be obtained or made as a condition to the validity of the execution and delivery by the Company of the Loan Agreement or the other Loan Documents.

                 5. Each Subsidiary is a corporation [or other legal entity] duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified could not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business it transacts.

                 6. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

                 7. None of the transactions contemplated by the Loan Agreement and the other Loan Documents (including without limitation the use of the proceeds of the Revolving Credit Notes) will violate or result in a violation of
      Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including without limitation Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Part 207, part 220, Part 221 and Part 224, respectively).

                 8. There are no actions, suits or proceedings pending, or to our knowledge threatened, against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority, except actions, suits or proceedings which (a) individually do not in any manner draw into question the validity of the Loan Agreement or the other Loan Documents and (b) in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                 9. A Texas court would give effect to Section 10.3 of the Loan Agreement and the governing law provisions of the Revolving Credit Note issued to you today.

                                * * * *

      This opinion is given solely for your benefit, and for the benefit of any participants having an interest in the Revolving Credit Note issued to you today or in any Letter of Credit issued by you pursuant to the terms of the Loan Agreement, and may not be relied upon by any other person for any purpose without our prior written consent.



                                              EXHIBIT D


           FORM OF LETTER OF CREDIT APPLICATION





SCHEDULE 4.3

                         Disclosure Documents


Form 10K        Annual Report for Fiscal year ended December 30,
                1994

Form 10Q        Quarterly Report for quarterly period ended March
                31, 1995

Form 8K         Current Report for May 5, 1995

Proxy
Statement       Notice of Annual Meeting of Shareholders to be held
                June 8, 1995

Proxy
Supplement      Supplemental Information for Annual Meeting of
                Shareholders to be held on June 8, 1995



                                                      SCHEDULE 4.4

                        Subsidiaries

BHC Acquisition Corporation

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  100%

 Directors:
     Richard M. Frank
     Michael H. Magusiak
     Richard T. Huston

 Officers:
     Richard M. Frank                CEO, President, COO
     Alice Winters                   Vice President, Secretary
     Michael H. Magusiak             Vice President,
                                     Controller, Treasurer
     Odom Sherman                    Assistant Treasurer
     Richard T. Huston               Vice President
     Gene Cramm                      Vice President


ShowBiz of Laurel, Inc.

 State of Incorporation:       Maryland

 Shares/Equity Owned by Company:  73%

 Directors:
     Vivian K. Oram
     Gene Cramm
     Carol E. Neal

 Officers:
     Vivian K. Oram                  President, Treasurer
     Gene Cramm                      Secretary, Vice President
     Carol Elkins Neal               Assistant Secretary

Chuck E. Cheese of Waldorf, Inc.

 State of Incorporation:       Maryland

 Shares/Equity Owned by Company:  100%

 Directors:
     Richard M. Frank
     Michael H. Magusiak
     Lorie Martinsen

 Officers:
     Lorie Martinsen                 President
     Alice Winters                   Secretary, Treasurer
     Sandra Schiranko                Vice President


Chuck E. Cheese of Gaithersburg, Inc.

 State of Incorporation:       Maryland

 Shares/Equity Owned by Company:  80%

 Directors:
     Lois Perry
     Lorie Martinsen
     Leslie Cherkis

Officers:
     Lois Perry                      President
     Lorie Martinsen                 Secretary/Treasurer
     Leslie Cherkis                  Vice President

Chuck E. Cheese of Glen Burnie, Inc.

 State of Incorporation:       Maryland

 Shares/Equity Owned by Company:  97%

 Directors:
     Richard M. Frank
     Michael H. Magusiak
     Alice M. Winters

 Officers:
     Alice M. Winters                President
     Lorie Martinsen                 Vice President,
                                     Secretary, Treasurer
     Ruth Ann Raup                   Assistant Secretary




ShowBiz of Madison, Inc.

 State of Incorporation:       Wisconsin

 Shares/Equity Owned by Company:  100%

 Directors:
     Richard M. Frank

 Officers:
     Richard M. Frank                President
     Alice Winters                   Vice President, Secretary
     Michael H. Magusiak             Treasurer

Chuck E. Cheese of Diamond Point, Inc.

 State of Incorporation:       Maryland

 Shares/Equity Owned by Company:  97%

 Directors:
      Richard M. Frank
      Michael H. Magusiak
      Alice Winters

 Officers:
     Alice Winters                   President
     Karessa Rollwage                Secretary, Treasure


Chuck E. Cheese of Westview, Inc.

 State of Incorporation:       Maryland

 Shares/Equity Owned by Company:  98%

 Directors:
     Lorie Martinsen
     Richard M. Frank
     Michael H. Magusiak

 Officers:
     Lorie Martinsen                 President
     Alice Winters                   Secretary, Treasurer


Hospitality Distribution Incorporated

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  0%

 Shares/Equity Indirectly Owned by Company:  100%

 Directors:
     Michael H. Magusiak
     Richard M. Frank
     Lorie Martinsen

 Officers:
     Richard M. Frank                President
     Lorie Martinsen                 Secretary
     Michael H. Magusiak             Vice President, Treasurer
     Odom Sherman, Jr.               Assistant Treasurer


Chuck E. Cheese of Silver Springs, Inc.

 State of Incorporation:       Maryland

 Shares/Equity Owned by Company:  0%

 Shares/Equity Indirectly Owned by Company:  80%

 Directors:
     Richard T. Huston
     Alice Winters
     Susan Velasquez

 Officers:
     Richard T. Huston               President
     Alice Winters                   Secretary, Treasurer
     Susan Velasquez                 Vice President


ShowBiz of La Crosse, Inc.

 State of Incorporation:       Wisconsin

 Shares/Equity Owned by Company:  100%

 Directors:
     Richard M. Frank

 Officers:
     Richard M. Frank                President
     Alice Winters                   Vice President, Secretary
     Michael H. Magusiak             Treasurer


 ShowBiz of Ashwaubenon, Inc.

 State of Incorporation:       Wisconsin

 Shares/Equity Owned by Company:  100%

 Directors:

     Richard M. Frank

 Officers:

     Richard M. Frank                President
     Alice Winters                   Vice President, Secretary
     Michael H. Magusiak             Treasurer


SB Hospitality Corporation

 State of Incorporation:       Texas

 Shares/Equity Owned by  Company:     100%

 Directors:

     Richard T. Huston
     Alice Winters
     Odom Sherman, Jr.

Officers:

     Richard T. Huston               President
     Alice Winters                   Secretary, Vice President
     Odom Sherman, Jr.               Treasurer


ShowBiz of Arkansas, Inc.

 State of Incorporation:       Arkansas

 Shares/Equity Owned by Company:  50%

 Directors:
     Richard M. Frank

 Officers:
     Richard M. Frank                President
     Alice Winters                   Vice President, Secretary
     Michael H. Magusiak             Treasurer
     Odom Sherman                    Assistant Treasurer




                              Affiliates

International Association of ShowBiz Pizza Time Restaurants, Inc.

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  Non-Profit

 Directors:
     Jim Rudolph
     R.C. Schmidt
     Bryon Schlosser
     Michael H. Magusiak
     Michael A. Hilton
     Ronald Hake

 Officers:
     Michael A. Hilton               President
     Michael Magusiak                Secretary, Treasurer
     R.C. Schmidt                    Vice President


B - SB Joint Venture Agreement

  An Oklahoma joint venture including Harold W. Burlingame, Barbara Jean Burlingame and ShowBiz Pizza Time, Inc.

  Shares/Equity Owned by Company:  50%


MCBIZ/SHOWBIZ Joint Venture Agreement

  A Kansas joint venture including MCBIZ Limited Partnership, a
  Kansas limited partnership and ShowBiz Pizza Time, Inc.

  Shares/Equity Owned by Company:  51%


Mid-South Joint Venture Agreement

  A South Carolina joint venture including Mid-South Food
  Management, Inc., a South Carolina corporation and ShowBiz Pizza
  Time, Inc.

  Shares/Equity Owned by Company:     30%.


ShowBiz White Settlement Club, Inc.

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  Non-Profit

 Directors:
     Richard T. Huston
     Alice M. Winters
     John E. Artope

 Officers:
     Richard T. Huston               President
     Alice Winters                   Secretary, Treasurer
     John E. Artope                  Vice President


ShowBiz Richardson Club, Inc.

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  Non-Profit

 Directors:
     Richard T. Huston
     Alice M. Winters
     John E. Artope

 Officers:
     Richard T. Huston               President
     Alice Winters                   Secretary, Treasurer
     John E. Artope                  Vice President


ShowBiz Redbird Club, Inc.

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  Non-Profit

 Directors:
     Richard T. Huston
     Alice M. Winters
     John E. Artope

 Officers:
     Richard T. Huston               President
     Alice Winters                   Secretary, Treasurer
     John E. Artope                  Vice President



ShowBiz Montfort Club, Inc.

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  Non-Profit

 Directors:
     Richard T. Huston
     Alice M. Winters
     John E. Artope

 Officers:
     Richard T. Huston               President
     Alice Winters                   Secretary, Treasurer
     John E. Artope                  Vice President


2500 South Coulter Street Club

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  Non-Profit

 Directors:
     Richard T. Huston
     Alice M. Winters
     John E. Artope


 Officers:
     Richard T. Huston               President
     Alice Winters                   Secretary, Treasurer
     John E. Artope                  Vice President


2402 South Stemmons Freeway Club

 State of Incorporation:       Texas

 Shares/Equity Owned by Company:  Non-Profit

 Directors:
     Richard T. Huston
     Alice M. Winters
     John E. Artope

 Officers:
     Richard T. Huston               President
     Alice Winters                   Secretary, Treasurer



SCHEDULE 4.5


Financial Statements


10K     Annual Report for Fiscal year ended December 28, 1990.

10K     Annual Report for Fiscal year ended December 27, 1991.

10K     Annual Report for Fiscal year ended January 1, 1993.

10K     Annual Report for Fiscal year ended December 31, 1993.

10K     Annual Report for Fiscal year ended December 30, 1994.

10Q     Quarterly Report for quarterly period ended March 31,
        1995.


                                       SCHEDULE 4.8


                    Litigation
                    -----------

None.




                                          SCHEDULE 4.11


                    Licenses, Etc.
                    --------------

None, except the following trademark filings in Brazil made by third parties:

 .CHICO CHEESES PIZZA, Brazilian Trademark, Registration No.
817043209 in Class 28.10 ("games, toys and pastimes")

 .CHICO CHEESES PIZZA, Brazilian Trademark, Registration No.
817043217 in Class 32.10 ("doughs, pastries in general")



                                               SCHEDULE 4.15


                  Existing Indebtedness


Liens on personal property securing Standby Letters of Credit
Nos. 50060624 and 50072426 issued by the Bank of Boston in the respective face amounts of $58,600 and $1,500,000.

$29,200,000 owed to the Bank of Boston as of March 31, 1995, excluding the Letters of Credit, paid off from the proceeds under the Note Purchase Agreement, dated June 15, 1995.

On June 15, 1995, the Company issued Series A Senior Notes and
Series B Senior Notes, totaling $28,000,000.

Other existing indebtedness on the date of closing which would be permitted under Section 8.1 (a) of the Loan Agreement, consisting of capital lease obligations totaling $1,193,915 and other indebtedness that does not exceed in the aggregate $500,000.

The Company has guaranteed certain obligations related to restaurant building and equipment leases. The underlying assets are collateral for the leases and the makers or assignees of all of the obligations are required to perform thereunder before the Company is required to fulfill its guarantee. In the event of default by the maker or assignee, the Company, in almost all cases, may make payment under the guarantees in accordance with the original payment schedule and has the right to locate potential buyers or subtenants for the assets. As of March 31, 1995, such guarantees aggregated approximately $989,000.

The Company has a limited recourse guaranty of Monterey Acquisition Corp.'s obligation to repay a $4,700,000 term loan to Greyhound Financial Corporation. This guaranty is limited in recourse to the Company's pledge of its interest in 143,250 shares of common stock of Monterey Acquisition Corp. valued at $437,500 in the aggregate.


                                          SCHEDULE 8.1


                       Liens


Liens on personal property securing Standby Letters of Credit
Nos. 50060624 and 50072426 issued by the Bank of Boston in the respective face amounts of $58,600 and $1,500,000.

Other existing indebtedness on the date of closing which would be permitted under Section 8.1 (a) of the Loan Agreement, consisting of capital lease obligations totaling $1,193,915 and other indebtedness that does not exceed in the aggregate $500,000.

The Company has guaranteed certain obligations related to restaurant building and equipment leases. The underlying assets are collateral for the leases and the makers or assignees of all of the obligations are required to perform thereunder before the Company is required to fulfill its guarantee. In the event of default by the maker or assignee, the Company, in almost all cases, may make payment under the guarantees in accordance with the original payment schedule and has the right to locate potential buyers or subtenants for the assets. As of March 31, 1995, such guarantees aggregated approximately $989,000.